                                                                       Exhibit 1

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                          AGREEMENT AND PLAN OF MERGER



                                  by and among


                             LEGATO SYSTEMS, INC.,


                          ORION ACQUISITION SUB CORP.


                                      and


                               OTG SOFTWARE, INC.



                                  Dated as of

                               February 20, 2002


================================================================================

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                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS AND INTERPRETATION .............................................................     1
  Section 1.1    Definitions .........................................................................     1
  Section 1.2    Interpretation ......................................................................    10

ARTICLE 2 THE MERGER .................................................................................    11
  Section 2.1    The Merger ..........................................................................    11
  Section 2.2    Effective Time ......................................................................    11
  Section 2.3    Effects of the Merger ...............................................................    11
  Section 2.4    Certificate of Incorporation and Bylaws of the Surviving Corporation ................    11
  Section 2.5    Directors and Officers of the Surviving Corporation .................................    12
  Section 2.6    Closing .............................................................................    12

ARTICLE 3 EFFECTS OF THE MERGER ON  CAPITAL STOCK; EXCHANGE OF CERTIFICATES ..........................    12
  Section 3.1    Effect on Company Capital Stock .....................................................    12
  Section 3.2    Cancellation of Treasury Stock and Parent-Owned Stock ...............................    13
  Section 3.3    Exchange of Company Certificates ....................................................    13
  Section 3.4    No Fractional Shares ................................................................    14
  Section 3.5    Investment of Exchange Fund .........................................................    15
  Section 3.6    Termination of Exchange Fund ........................................................    15
  Section 3.7    Certain Adjustments .................................................................    15
  Section 3.8    Company Options .....................................................................    15
  Section 3.9    Appraisal Rights ....................................................................    17
  Section 3.10   Lost, Stolen or Destroyed Company Certificates ......................................    17
  Section 3.11   Withholding Rights ..................................................................    17
  Section 3.12   Conversion of Merger Sub Capital Stock ..............................................    18
  Section 3.13   Taking of Necessary Action; Further Action ..........................................    18

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..............................................    18
  Section 4.1    Organization; Qualification .........................................................    18
  Section 4.2    Subsidiaries and Affiliates .........................................................    18
  Section 4.3    Capitalization. .....................................................................    19
  Section 4.4    Authorization, Validity of Agreement, Company Action ................................    20
  Section 4.5    Board Approvals Regarding Transactions ..............................................    20
  Section 4.6    Vote Required .......................................................................    21
  Section 4.7    Consents and Approvals, No Violations ...............................................    21
  Section 4.8    Reports and Financial Statements ....................................................    21
  Section 4.9    No Undisclosed Liabilities ..........................................................    22
  Section 4.10   Absence of Certain Changes ..........................................................    22
  Section 4.11   Litigation ..........................................................................    22
  Section 4.12   Employee Benefit Plans ..............................................................    22
  Section 4.13   Tax Matters .........................................................................    24
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                               TABLE OF CONTENTS

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  Section 4.14   Environmental Laws .................................................................     25
  Section 4.15   Intellectual Property ..............................................................     26
  Section 4.16   Employment Matters .................................................................     27
  Section 4.17   Compliance with Laws ...............................................................     28
  Section 4.18   Contracts and Commitments ..........................................................     28
  Section 4.19   Customers ..........................................................................     30
  Section 4.20   Information Supplied ...............................................................     30
  Section 4.21   Opinion of Financial Advisor .......................................................     30
  Section 4.22   Absence of Certain Payments ........................................................     30
  Section 4.23   Insider Interests ..................................................................     31
  Section 4.24   Brokers or Finders .................................................................     31

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE PARENT
          AND MERGER SUB ............................................................................     31
  Section 5.1    Organization; Qualification ........................................................     31
  Section 5.2    Capitalization .....................................................................     31
  Section 5.3    Authorization, Validity of Agreement, Parent Action ................................     32
  Section 5.4    Share Ownership ....................................................................     32
  Section 5.5    Vote Required ......................................................................     33
  Section 5.6    Consents and Approvals, No Violations ..............................................     33
  Section 5.7    Reports and Financial Statements ...................................................     33
  Section 5.8    Absence of Certain Changes .........................................................     34
  Section 5.9    Litigation .........................................................................     34
  Section 5.10   Information Supplied ...............................................................     34
  Section 5.11   Compliance with Laws ...............................................................     35
  Section 5.12   Tax Matters ........................................................................     35
  Section 5.13   Environmental Laws .................................................................     36
  Section 5.14   Intellectual Property ..............................................................     36
  Section 5.15   Absence of Certain Payments ........................................................     38
  Section 5.16   Opinion of Financial Advisor .......................................................     38
  Section 5.17   Brokers or Finders .................................................................     38

ARTICLE 6 COVENANTS .................................................................................     38
  Section 6.1    Interim Operations of the Company ..................................................     38
  Section 6.2    Interim Operations of the Parent ...................................................     41
  Section 6.3    Access; Confidentiality ............................................................     42
  Section 6.4    Reasonable Efforts .................................................................     42
  Section 6.5    No Solicitation of Competing Transaction ...........................................     43
  Section 6.6    Publicity ..........................................................................     44
  Section 6.7    Notification of Certain Matters ....................................................     45
  Section 6.8    Directors' and Officers' Insurance and Indemnification .............................     45
  Section 6.9    State Takeover Laws ................................................................     46
  Section 6.10   Preparation of the Registration Statement and the Proxy Statement/
                 Prospectus; Stockholders' Meeting ..................................................     46
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                             Table of Contents - ii

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                               TABLE OF CONTENTS

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  Section 6.11   Tax Treatment ......................................................................     48
  Section 6.12   Conveyance Taxes ...................................................................     48
  Section 6.13   Exemption from Liability Under Section 16(b) .......................................     48
  Section 6.14   Affiliate Legends ..................................................................     48
  Section 6.15   Service Credit .....................................................................     48
  Section 6.16   Acquisitions of Company Stock ......................................................     49
  Section 6.17   Parent Board of Directors ..........................................................     49

ARTICLE 7 CONDITIONS ................................................................................     49
  Section 7.1    Conditions to Each Party's Obligation to Effect the Merger .........................     49
  Section 7.2    Conditions to the Parent's and Merger Sub's Obligations to Effect the
                 Merger .............................................................................     50
  Section 7.3    Conditions to the Company's Obligations to Effect the Merger .......................     51

ARTICLE 8 TERMINATION ...............................................................................     51
  Section 8.1    Termination ........................................................................     51
  Section 8.2    Effect of Termination ..............................................................     53
  Section 8.3    Method of Termination ..............................................................     53

ARTICLE 9 MISCELLANEOUS .............................................................................     53
  Section 9.1    Fees and Expenses ..................................................................     53
  Section 9.2    Amendment and Modification .........................................................     54
  Section 9.3    Non-survival of Representations and Warranties .....................................     55
  Section 9.4    Notices ............................................................................     55
  Section 9.5    Counterparts .......................................................................     56
  Section 9.6    Entire Agreement; No Third Party Beneficiaries .....................................     56
  Section 9.7    Severability .......................................................................     56
  Section 9.8    Governing Law ......................................................................     56
  Section 9.9    Enforcement ........................................................................     56
  Section 9.10   Extension, Waiver ..................................................................     57
  Section 9.11   Assignment .........................................................................     57
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                            Table of Contents - iii

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of February 20, 2002 (this "Agreement"), by and among Legato Systems, Inc., a Delaware corporation (the "Parent"), Orion Acquisition Sub Corp., a Delaware corporation and a direct wholly-owned subsidiary of the Parent ("Merger Sub"), and OTG Software, Inc., a Delaware corporation (the "Company"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 1.

         WHEREAS, the boards of directors of each of the Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective corporations and stockholders to enter into a business combination by means of the merger of the Company with and into Merger Sub and have approved and adopted the Merger, this Agreement and the transactions contemplated hereby;

         WHEREAS, as a condition and inducement to each party's entering into this Agreement, the Company Major Stockholders, concurrently with the execution and delivery of this Agreement, is entering into a Voting Agreement; and

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of
Section 368(a) of the Code and that this Agreement shall be, and hereby is, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

         Section 1.1 Definitions. For all purposes of this Agreement, except as
                     -----------
otherwise expressly provided or unless the context clearly requires otherwise:

         "Additional Cash" means the aggregate amount of cash equal to the product of the Major Stockholder Number and $2.50.

         "Additional Shares" means the number of shares of Parent Common Stock equal to the Additional Cash divided by $12.55, the last sale price of the Parent Common Stock on the date hereof.

         "Affiliate" has the meaning set forth in Rule l2b-2 of the Exchange
Act.

         "Affiliate Share Fraction" means the Additional Shares divided by the Major Affiliate Number.

         "Balance Sheet Date" means December 31, 2001.

         "Benefit Plan" means any material employee benefit fund, plan, program, arrangement or contract (including any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan," as defined in
Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not but does not include any contract, agreement or other arrangement relating to only one employee.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are authorized or obligated by law, rule or regulation to be closed.

         "Certificate of Merger" means a certificate of merger to be reasonably agreed upon by the Parent, Merger Sub, and the Company and filed with the Secretary of State of the State of Delaware as provided in the DGCL, pursuant to
Section 2.2.

         "Change in Company Recommendation" means any action by the Company's board of directors, or any committee thereof, with respect to the (i) withdrawal or modification or any proposal to withdraw or modify, or the taking of any action in furtherance of the withdrawal or modification, in a manner adverse to the Parent or Merger Sub, of the approval or recommendation by such board of directors or any such committee of this Agreement or the Merger, (ii) approval or recommendation or a proposal to approve or recommend or take any action in furtherance of approval or recommendation of, any Competing Transaction or (iii) entering into any agreement with respect to any Competing Transaction.

         "Closing" means the closing referred to in Section 2.6.

         "Closing Date" means the date and time at which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company Agreement" means any contract of the Company or any Company Subsidiary listed on Schedule 4.18.

         "Company Audited Financial Statements" means each of the audited consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Documents.

         "Company Balance Sheet" means the most recent consolidated balance sheet dated December 31, 2001 of the Company and its Subsidiaries included in the Company Unaudited Annual Financial Statements.

         "Company Benefit Plan" means any Benefit Plan maintained sponsored or contributed to or required to be contributed to by the Company or any Company ERISA Affiliate.

         "Company Certificate" means a certificate representing, immediately prior to the Effective Time, one or more shares of Company Common Stock, but not certificates representing Dissenting Shares.

         "Company Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company Disclosure Letter" means the disclosure letter, dated as of the date of this Agreement, delivered by the Company to the Parent concurrently with the execution of this Agreement and forming a part hereof.

         "Company ERISA Affiliate" means the Company, any Company Subsidiary and any other trade or business (whether or not incorporated) that is or was under "common control" with the Company or any Company Subsidiary (within the meaning of ERISA Section 4001) or with respect to which the Company or any Company Subsidiary could otherwise incur liability under Title IV of ERISA.

         "Company ESPP" means the Company's amended and restated 2000 Employee Stock Purchase Plan.

         "Company Financial Advisor" means Goldman, Sachs & Co.

         "Company Financial Statements" means each of (i) the Company Audited Financial Statements, (ii) the Company Unaudited Interim Financial Statements and (iii) the Company Unaudited Annual Financial Statements.

         "Company Insiders" means those officers and directors of the Company who are subject to short-swing profits liability provisions of Section 16(a) of the Exchange Act.

         "Company Intellectual Property" means all Intellectual Property that
(a) is owned by the Company or any Company Subsidiary, (b) is licensed to the Company or any Company Subsidiary, (c) was developed or created by or for the Company or any Company Subsidiary or (d) is currently used in the Company's business or the business of any Company Subsidiary.

         "Company Major Stockholders" means the Major Stockholder and the Major Stockholder Affiliates.

         "Company Material Adverse Effect" means a Material Adverse Effect with respect to the Company.

         "Company Option" means an option or warrant to purchase Shares (other than pursuant to the Company ESPP) which has been granted by the Company and which is outstanding at the Effective Time.

         "Company Preferred Stock" means the preferred stock, par value $0.01, of the Company.

         "Company SEC Documents" means each form, report, schedule, statement and other document required to be filed by the Company since March 9, 2000 through the Closing Date under the Exchange Act or the Securities Act or by the rules and regulations of the NNM, and any amendment to such document filed through the date of this Agreement, whether or not such amendment is required to be so filed.

         "Company Stock Plans" means the Company's 1998 Stock Incentive Plan, 2000 Stock Incentive Plan and the 1994 Stock Plan of Smart Storage, Inc., as ended.

         "Company Subsidiary" means each Person that is a Subsidiary of the Company.

         "Company Unaudited Annual Financial Statements" means the unaudited consolidated financial statements of the Company as of and through the period ended December 31, 2001, which have been made available to the Parent.

         "Company Unaudited Interim Financial Statements" means the unaudited condensed consolidated interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Documents.

         "Company's knowledge" means the actual knowledge of the directors or officers of the Company.

         "Competing Transaction" means any of the following (other than the Merger and the other Transactions): (i) any merger, consolidation, share exchange, reorganization, liquidation, dissolution, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction; (ii) any sale, lease, exchange, license, transfer or other disposition of fifteen percent or more of the consolidated assets (other than sales of inventory and non-exclusive licenses to customers in the ordinary course of business consistent with past practices) of the Company and the Company Subsidiaries, in a single transaction or a series of transactions; (iii) any tender offer or exchange offer for fifteen percent or more of the outstanding voting securities of the Company or the filing of (x) a registration statement under the Securities Act or (y) a pre-commencement communication under the Exchange Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing, or any agreement to engage in any of the foregoing.

         "Confidentiality Agreement" means the confidentiality agreement, dated January 10, 2002, between the Company and the Parent and the confidentiality agreement, dated January 24, 2002 between the Company and the Parent.

         "DGCL" means the General Corporation Law of the State of Delaware.

         "Dissenting Shares" means shares of Company Common Stock, if any, held by Persons who have not voted such shares for adoption of this Agreement and with respect to which such Persons shall have perfected (and not lost or surrendered) appraisal rights in accordance with the DGCL.

         "Effective Time" means the date and time at which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by the parties and specified in the Certificate of Merger.

         "Employment Agreements" means employment and severance agreements and arrangements, as amended through the date of this Agreement, with respect to employees and former employees of the Company or any Company Subsidiary.

         "Environmental Claim" means any claim, action, investigation or notice by any Person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Hazardous Materials at any location owned or operated by the Company or any Subsidiary of the Company, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law.

         "Environmental Law" means each Law relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each Law relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Hazardous Materials, or the preservation of the environment or mitigation of adverse effects thereon and each Law with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Exchange Agent" means the bank or trust company designated by the Parent, subject to the Company's reasonable approval, to act as exchange agent and paying agent for the holders of the Shares pursuant to Section 3.3(a).

         "Exchange Ratio" has the meaning ascribed to it in Section 3.1.

         "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

         "Governmental Entity" means a court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

         "Hazardous Materials" means pollutants, contaminants, toxic or hazardous substances, materials and wastes, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon and lead or lead-based paints and materials.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

         "Indemnified Party" means each present and former officer and director of the Company or any Company Subsidiary, and each Person who becomes any of the foregoing prior to the Effective Time.

         "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for patent infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

         "IRS" means the United States Internal Revenue Service or any successor agency performing similar functions under the Code.

         "Law" means any law, statute, order, decree, consent decree, judgement, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity applicable to the parties hereto, this Agreement or the transactions contemplated hereby.

         "Licenses" means all licenses and agreements pursuant to which a Person or any Subsidiary of that Person has acquired rights in or to any Intellectual Property, or licenses and agreements pursuant to which a Person or any Subsidiary of that Person has licensed or transferred the right to use any of the foregoing (including, any covenants not to sue with respect to any Intellectual Property).

         "Lien" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities Law.

         "Major Affiliate Number" means the number of Shares held by the Major Stockholder Affiliates as of the Effective Time.

         "Major Cash Fraction" means an amount expressed in dollars equal to the Additional Cash divided by the Major Stockholder Number.

         "Major Share Fraction" means the Additional Shares divided by the Major Stockholder Number.

         "Major Stockholder" means Richard A. Kay.

         "Major Stockholder Affiliates" means the entities which are parties to the Voting Agreement.

         "Major Stockholder Number" means the number of Shares held by the Major Stockholder as of the Effective Time.

         "Material Adverse Effect" means a material adverse effect on or change with respect to (i) the business, financial condition, assets, operations or results of operations of a Person and its Subsidiaries, taken as a whole, or
(ii) the ability of such Person to timely consummate any of the Transactions; provided, however, that in no event shall any change or effect that arises out of, results from or relates to the following constitute a Material Adverse
Effect: (a) general economic, financial, regulatory or political conditions in the United States or elsewhere, (b) conditions affecting the computer software industry generally, (c) the execution and announcement of this Agreement, the performance of a Person's obligations hereunder, or the consummation of the Transactions or (d) a decline in the market price of such Person's securities in the capital markets.

         "Merger" means the merger of the Company into Merger Sub referred to in
Section 2.1.

         "Merger Sub Common Stock" means common stock, par value $0.0001 per share, of Merger Sub.

         "NNM" means the distinct tier of the Nasdaq Stock Market referred to as the Nasdaq National Market.

         "Parent Balance Sheet" means the most recent consolidated balance sheet dated December 31, 2001 of the Parent and its Subsidiaries included in the Parent Unaudited Annual Financial Statements.

         "Parent Audited Financial Statements" means the audited consolidated financial statements of the Parent (including any related notes and schedules) as of and through the period ended December 31, 2000, included (or incorporated by reference) in the Parent SEC Documents.

         "Parent Common Stock" means shares of common stock, par value $0.0001 per share, of the Parent, together with an associated Right under the Parent Rights Plan.

         "Parent Financial Statements" means each of (i) the Parent Audited Financial Statements, (ii) the Parent Unaudited Interim Financial Statements and
(iii) the Parent Unaudited Annual Financial Statements.

         "Parent Intellectual Property" means all Intellectual Property that (a) is owned by the Parent; (b) is licensed to the Parent or (c) was developed or created by or for the Parent.

         "Parent Material Adverse Effect" means a Material Adverse Effect with respect to the Parent.

         "Parent Option" means an option or warrant to purchase shares of Parent Common Stock.

         "Parent Preferred Stock" means the preferred stock, par value $0.0001 per share, of the Parent.

         "Parent Rights Plan" means the Rights Agreement, dated as of May 23, 1997, by and between Parent and Harris Trust and Savings Bank, as amended from time to time.

         "Parent SEC Documents" means each form, report, schedule, statement and other document required to be filed by the Parent since December 31, 2000 through the Closing Date under the Exchange Act or the Securities Act or by the rules and regulations of the NNM, and any amendment to such document filed through the date of this Agreement, whether or not such amendment was required to be so filed.

         "Parent Stock Price" means the closing price for a share of Parent Common Stock as quoted on the NNM on the day during which the Effective Time occurs.

         "Parent Subsidiary" means each Person that is a Subsidiary of the Parent.

         "Parent Unaudited Annual Financial Statements" means the unaudited consolidated financial statements of the Parent as of and through the period ended December 31, 2001, which have been made available to the Company.

         "Parent Unaudited Interim Financial Statements" means the unaudited condensed consolidated interim financial statements of the Parent (including any related notes and schedules) included (or incorporated by reference) in the Parent SEC Documents.

         "Parent's knowledge" means the actual knowledge of the directors or officers of the Parent.

         "Person" means a natural person, partnership (general or limited), corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

         "Product" means any product designed, manufactured, shipped, sold, marketed and/or distributed by or on behalf of the Company or any Company Subsidiary, including any product sold in the United States by the Company or any Company Subsidiary as the distributor, agent, or pursuant to any other contractual relationship with a non-U.S. manufacturer.

         "Proxy Statement/Prospectus" means the joint proxy statement to be filed by the Company and the Parent with the SEC pursuant to Section 6.9, together with all amendments and supplements thereto and including the annexes thereto.

         "Purchase Rights" means rights to purchase shares of Company Common Stock under the Company ESPP.

         "Registration Statement" means the registration statement on Form S-4 or other appropriate registration form to be filed with the SEC by the Parent in connection with the offer and issuance of Parent Common Stock in or as a result of the Merger.

         "Right" means the preferred share purchase right as such term is defined in the Parent Rights Plan.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933.

         "Share" means a share of Company Common Stock.

         "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership).

         "Superior Proposal" means an unsolicited bona fide written offer to consummate a Competing Transaction (but changing the fifteen percent amount in clauses (ii) and (iii) of the definition of Competing Transaction to fifty percent) not resulting from, arising out of or otherwise by virtue of any breach of Section 6.5(a), and with respect to which the board of directors of the Company determines in good faith (a) has a reasonable likelihood of closing on terms which the board of directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation regarding the consideration to be received by the holders of the Shares in the Competing Transaction from a financial point of view) would, if consummated, result in a transaction more favorable to the Company's stockholders than the Merger, and (b) is capable of being, and likely to be, funded on the proposed terms, including committed financing, to the extent required.

         "Surviving Corporation" has the meaning ascribed to it in Section 2.1.

         "Tax Return" means any return, statement, report or form (including, any estimated tax report or return, withholding tax report or return and information report or return) required to be filed with respect to any Taxes.

         "Tax" or "Taxes" means (i) any and all taxes, fees, levies, tariffs, and imposts in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth taxes; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated, unitary or aggregate group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any person.

         "Termination Fee" means $13,000,000, less any amounts previously paid pursuant to Section 9.1(b).

         "Transactions" means the transactions provided for or contemplated by this Agreement and the Voting Agreement, including the Merger.

         "Voting Agreement" means the agreement, dated as of the date of this Agreement, between the Company Major Stockholders and the Parent.

         "Voting Debt" means indebtedness having general voting rights and debt convertible into securities having such rights.

         "WARN Act" means of the Worker Adjustment and Retaining Notification Act of 1988, as amended.

         Section 1.2       Interpretation.
                           --------------

         (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

         (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

         (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

         (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

         (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

         (f) A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued under or pursuant to such legislation.

     (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     (h) No prior draft of this Agreement shall be used in the interpretation or construction of this Agreement.



                                   ARTICLE 2

                                   THE MERGER

     Section 2.1    The Merger. Subject to the satisfaction or waiver of all of
                    ----------
the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Company shall merge with and into Merger Sub. Following the Effective Time, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation (sometimes referred to as the "Surviving Corporation") in the Merger as a wholly-owned subsidiary of the Parent.

     Section 2.2    Effective Time. Subject to the provisions of this Agreement,
                    --------------
at the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the Certificate of Merger and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the Effective Time.

     Section 2.3    Effects of the Merger. The Merger shall have the effects set
                    ---------------------
forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liability and duties of each of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 2.4    Certificate of Incorporation and Bylaws of the Surviving
                    ----------------------------
Corporation. At the Effective Time, the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, except that the name of the corporation shall be OTG Software, Inc., until thereafter amended in accordance with applicable law. At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that the name of the corporation shall be OTG Software, Inc., until thereafter amended in accordance with applicable law.

     Section 2.5    Directors and Officers of the Surviving Corporation. At the
                    ---------------------------------------------------
Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors are elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

     Section 2.6 Closing. The closing ("Closing") of the Merger shall take
                 ------
place at 10:00 a.m. (local time) on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the second Business Day after satisfaction or waiver of all of the conditions set forth in Article 7, at the offices of Brobeck, Phleger & Harrison, LLP, One Market, Spear Street Tower, San Francisco, CA 94105, or at such other place as agreed upon by the parties.

                                    ARTICLE 3

                            EFFECTS OF THE MERGER ON
                     CAPITAL STOCK; EXCHANGE OF CERTIFICATES

     Section 3.1   Effect on Company Capital Stock. As of the Effective Time, by
                   ------------------------------
virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock, each issued and outstanding share of Company Common Stock (X) (other than any shares of Company Common Stock held by the Major Stockholder and the Major Stockholder Affiliates, any shares of Company Common Stock to be cancelled pursuant to Section 3.2 and Dissenting Shares) shall be converted into the right to receive (a) 0.6876 (the "Exchange Ratio") of a fully paid and nonassessable share of Parent Common Stock (the "Stock Merger Consideration") and (b) an amount in cash equal to $2.50 per share without interest, less any required withholding tax (the "Cash Merger Consideration"); (Y) held by the Major Stockholder Affiliates shall be converted into the right to receive (a) the Exchange Ratio fully paid and nonassessable shares of Parent Common Stock, as Stock Merger Consideration, and (b) the Affiliate Share Fraction fully paid and nonassessable shares of Parent Common Stock in lieu of the Cash Merger Consideration; (Z) held by the Major Stockholder shall be converted into the right to receive (a) the Exchange Ratio (less the Major Share Fraction) fully paid and nonassessable shares of Parent Common Stock, (b) the Cash Merger Consideration and (c) the Major Cash Fraction. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time, each Company Certificate, without any action on the part of the Parent, the Company or the holder of such share of Company Common Stock, shall be deemed to represent the right to receive the merger consideration as provided by the second preceding sentence. Each holder of a Company Certificate shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Company Certificates, certificates representing the shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such Company Certificate in accordance with Section 3.3 and cash in lieu of fractional interests pursuant to Section 3.4.

     Section 3.2   Cancellation of Treasury Stock and Parent-Owned Stock. Each
                   ----------------------------------------------------
share of Company Common Stock owned by the Company as treasury stock, any Company Subsidiary, the Parent, Merger Sub or any other wholly-owned Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     Section 3.3       Exchange of Company Certificates.
                        --------------------------------

     (a) As soon as practicable, the Parent shall designate the Exchange Agent to act as agent for the holders of Shares to receive in trust the shares of Parent Common Stock, funds to be paid for fractional shares and funds to pay the Cash Merger Consideration, to which holders of the Shares shall become entitled pursuant to this Article 3. From time to time after the Effective Time, the Parent shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 3.1.

     (b) As soon as reasonably practicable after the Effective Time, the Parent shall cause the Exchange Agent to mail to each holder of record of one or more Company Certificates, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as the Parent may reasonably specify) and (ii) instructions for effecting the surrender of Company Certificates in exchange for certificates representing shares of Parent Common Stock together with any dividends and other distributions with respect thereto, any cash in lieu of fractional shares and the Cash Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock (which shall be credited in street name through Depository Trust Company if delivered in street name unless a physical certificate is specifically requested or is otherwise required by applicable Law) and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to this Article 3 and (y) cash in an amount equal to the product of (I) the number of shares of Company Common Stock formerly represented by such Company Certificate and (II) the Cash Merger Consideration, and the Company Certificate so surrendered shall be cancelled. If certificates representing shares of Parent Common Stock are to be registered in the name of a Person, cash in lieu of fractional shares is to be paid or the Cash Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Company Certificate is registered, it shall be a condition to the issuance of such certificates representing shares of Parent Common Stock that the Company Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the issuance of certificates representing shares of Parent Common Stock to a Person other than the registered holder of the Company Certificate surrendered or shall have established to the satisfaction of the Parent that such Tax either has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon the surrender of any Company Certificate.

     (c) At the close of business on the day during which the Effective Time occurs, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company.

     (d) No dividends or other distributions with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.4 and no Cash Merger Consideration shall be paid to any such holder, until the surrender of such Company Certificate in accordance with this Article 3. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the holder thereof, without interest, (i) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.4 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock, (ii) the Cash Merger Consideration, and (iii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

     (e) All shares of Parent Common Stock issued upon the surrender for exchange of Company Certificates in accordance with the terms of this Article 3 (including any cash paid pursuant to Section 3.3(d) or 3.4) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Company Certificates, subject, however, to the obligation of the Surviving Corporation, if any, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 3, except as otherwise provided by Law.

     Section 3.4 No Fractional Shares. No certificates representing fractional
                ---------------------
shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of the Parent. Notwithstanding any other provision of this Agreement, each holder of Shares converted pursuant to Section 3.1 who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fraction multiplied by (ii) the Parent Stock Price.

     Section 3.5 Investment of Exchange Fund. The Exchange Agent shall invest
                 ---------------------------
any cash included in the Exchange Fund, as directed by the Surviving Corporation or Parent, on a daily basis. Any interest and other income resulting from such investments shall be payable to the Surviving Corporation or Parent on demand.

     Section 3.6  Termination  of Exchange  Fund. At any time  following  twelve
                  ------------------------------
months after the Effective Time, the Parent shall be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund which had been made available to the Exchange Agent and which has not been disbursed to holders of Company Certificates, and thereafter such holders shall be entitled to look only to the Parent (subject to abandoned property, escheat or other similar laws) with respect to the shares of Parent Common Stock, cash in lieu of fractional interests in a share of Parent Common Stock or any dividends or distributions with respect to shares of Parent Common Stock and the Cash Merger Consideration payable upon due surrender of their Company Certificates, without any interest thereon. Notwithstanding the foregoing, none of the Parent, Merger Sub, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Company Certificate for shares of Parent Common Stock, cash in lieu of fractional interests in a share of Parent Common Stock or any dividends or distributions with respect to shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any such shares, cash, dividends or distributions in respect of such Company Certificate shall, to the extent permitted by applicable law, become the property of the Parent, free and clear of all claims or interest of any Person previously entitled thereto.

     Section 3.7   Certain Adjustments. If between the date hereof and the
                   -------------------
Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or if the Rights become exercisable, the Exchange Ratio, Affiliate Share Fraction and Major Share Fraction shall be adjusted accordingly to provide to the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or issuance of Rights.

     Section 3.8   Company Options.
                   ----------------

     (a) As of the Effective Time, each outstanding Company Option shall thereafter entitle the holder thereof to receive, upon the exercise thereof, (i) that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (B) the Exchange Ratio, and (ii) a cash payment in an amount equal to the product of
(A) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (B) the Cash Merger Consideration (unreduced by any withholding Taxes), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the exercise price per share of Company Common Stock subject to such Company Option divided by (z) the Exchange Ratio.

     (b) As of the Effective Time, the Parent shall assume in full each Company Option, whether vested or unvested, together with all Company Stock Plans. The assumption of a Company Option by the Parent shall not terminate or modify (except as required hereunder or as provided by the existing terms of the Company Option, Company Stock Plans or any Employment Agreement) any right of first refusal, right of repurchase, vesting schedule or other restriction on transferability relating to a Company Option or the stock issuable upon the exercise thereof. Continuous employment with the Company shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective

Time, and the provisions in the applicable Company Stock Plans and stock option agreement evidencing the terms and conditions of any Company Option relating to the exercisability of any Company Option upon termination of an optionee's employment or service as a director shall not be deemed triggered until such time as such optionee shall be neither an employee or officer nor serving as a director of the Parent or any Subsidiary of the Parent except as or as provided by the existing terms of the Company Option, Company Stock Plans or any Employment Agreement. After such assumption, the Parent shall issue, upon any partial or total exercise of any Company Option, in lieu of shares of Company Common Stock, the number of shares of Parent Common Stock as described in Section 3.8(a) together with the Cash Merger Consideration. The Parent shall file with the SEC, as soon as reasonably practicable following the Effective Time, a registration statement on Form S-8 under the Securities Act, covering, to the extent permissible, the shares of Parent Common Stock to be issued upon the exercise of Company Options assumed pursuant to this Section 3.8(b). Prior to the Effective Time, the Company shall make such amendments, if any, to the Company Stock Plans as shall be necessary to permit the assumption contemplated by this Section 3.8(b).

     (c) Except provided by Section 3.8(a) or as may be otherwise agreed to by the Parent and the Company, all stock option plans established by the Company or any Company Subsidiary shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary shall be deleted, terminated and of no further force or effect as of the Effective Time.

     (d) If and to the extent necessary or required by the terms of the plans governing Company Options or pursuant to the terms of any Company Option granted thereunder, each of the Parent and the Company shall use commercially reasonable efforts to obtain the consent of each holder of outstanding Company Options to the foregoing treatment of such Company Options.

     (e) The Company shall terminate the Company ESPP in accordance with its terms immediately prior to the Effective Time. Participants in the Company ESPP shall be notified of the cancellation of the Company ESPP and shall have the opportunity to purchase shares of Company Common Stock through the Company ESPP in accordance therewith prior to the Closing.

     Section 3.9    Appraisal Rights. Any Dissenting Shares shall not be
                    ----------------
converted into, or be exchangeable for, the right to receive Parent Common Stock and Cash Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL unless and until such Dissenting Shares shall cease to be Dissenting Shares under the DGCL. The Company shall give the Parent prompt notice of any demand for appraisal of Shares or the existence of any Dissenting Shares (and shall also give the Parent prompt notice of any withdrawals of such demands for appraisal rights). The Company shall not, except with the prior written consent of the Parent, enter into negotiations or proceedings or voluntarily make any payments with respect to, or settle or offer to settle, any such demand for appraisal rights. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, the Parent shall issue and deliver, upon surrender by such stockholder of a Company Certificate, the number of shares of

Parent Common Stock and Cash Merger Consideration to which such stockholder would otherwise be entitled pursuant to this Article 3 (and cash in lieu of fractional shares pursuant to Section 3.4).

     Section 3.10     Lost, Stolen or Destroyed Company Certificates. If any
                      ----------------------------------------------
Company Certificates are lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash for the Cash Merger Consideration and in lieu of fractional shares) as may be required pursuant to Section 3.1, provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify the Parent against any claim that may be made against the Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

     Section 3.11     Withholding Rights. The Parent or the Surviving
                      ------------------
Corporation shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct or withhold, from the shares of Parent Common Stock and Cash Merger Consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock such amounts as it reasonably determines it was required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of such shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent or the Surviving Corporation.

     Section 3.12     Conversion of Merger Sub Capital Stock. As of the
                      --------------------------------------
Effective Time, by virtue of the Merger and without any further action on the part of the holder of shares of Merger Sub Common Stock, each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.0001 per share, of the Surviving Corporation.

     Section 3.13     Taking of Necessary Action; Further Action. If, at any
                      ------------------------------------------
time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE 4

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

      Except as set forth in the Company Disclosure Letter, the Company represents and warrants to the Parent and Merger Sub that all of the statements contained in this Article 4 are true and correct. The Company Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4 and the disclosure in any paragraph shall qualify (a) the corresponding paragraph in this Article 4 and (b) the other paragraphs in this Article 4 only to the extent that it is clear from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

      Section 4.1     Organization; Qualification. The Company (a) is a
                      ---------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as have not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to the Parent complete and correct copies of its certificate of incorporation and the bylaws, each as presently in effect.

     Section 4.2      Subsidiaries and Affiliates. Section 4.2 of the Company
                      ---------------------------
Disclosure Letter sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each material Company Subsidiary and the jurisdictions in which such Company Subsidiary is qualified to do business, as well as a list of other Company Subsidiaries. Other than the Company Subsidiaries, and except as set forth in Section 4.2 of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business or other Person, which equity or ownership interests and investments in the aggregate exceed $1,000,000. Except for director qualifying shares and except as would not have a Company Material Adverse Effect, all the outstanding capital stock of each Company Subsidiary is, directly or indirectly, owned (of record and beneficially) by the Company free and clear of any liens, options or encumbrances of any kind, restrictions on transfers (other than restrictions on transfer arising under applicable securities laws), claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any Company Subsidiary to any Person except to the Company. Each Company Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to the

Parent complete and correct copies of the certificate of incorporation, bylaws or similar organizational documents of each material Company Subsidiary, as presently in effect.

     Section 4.3       Capitalization.
                       --------------

     (a) The authorized capital stock of the Company consists of 65,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. As of February 15, 2002, (i) 33,691,381 shares of Company Common Stock are issued and outstanding and 93,200 shares of Company Common Stock are issued and held in the treasury of the Company; (ii) no shares of Company Preferred Stock are issued and outstanding and no shares of Company Preferred Stock are issued and held in the treasury of the Company, (iii) 6,723,301 shares of Company Common Stock are reserved for issuance upon exercise of Company Options issued or issuable under the Company Stock Plans and (iv) 505,413 shares of Company Common Stock are reserved for issuance pursuant to the Company ESPP. Section 4.3(a) of the Company Disclosure Letter lists the holder of each outstanding Company Option, the number of Shares for which such Company Option is exercisable, the exercise price of such Company Option, the extent to which such Company Option will vest upon consummation of any of the Transactions and the vesting schedule of such Company Option. All the outstanding shares of the Company's capital stock are, and all shares of Company Common Stock which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms of such Company Option, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights. Neither the Company nor any Company Subsidiary has any outstanding Voting Debt. Except as set forth above and except for the Transactions, as of the date hereof, (x) there are no shares of capital stock of the Company authorized, issued or outstanding; (y) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares, equity interests or Voting Debt, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (z) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock, or the capital stock of the Company, or any Company Subsidiary or Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity or Person. Except as set forth on Schedule 4.3, there are no registration rights, and there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company or any Company Subsidiary is a party or by which it or they are bound with respect to any class of any equity security of the Company or any the Company Subsidiary.

     (b) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any Company Subsidiary.

     Section 4.4     Authorization, Validity of Agreement, Company Action. The
                     ----------------------------------------------------
Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the consummation by it of the Transactions, have been duly authorized by the Company's board of directors and, except for obtaining the approval of its stockholders as contemplated by Section 4.6, no other corporate action on the part of the Company or its stockholders is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by each of the Parent and Merger Sub, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity).

     Section 4.5     Board Approvals Regarding Transactions. The Company's board
                     --------------------------------------
of directors, at a meeting duly called and held, has (a) determined that each of this Agreement and the Merger are fair to, advisable and in the best interests of the Company and the stockholders of the Company, (b) approved the Transactions, including approval of the Company Major Stockholders and the Parent executing and delivering, and performing their obligations under, the Voting Agreement, and (c) recommended that the stockholders of the Company adopt this Agreement, and none of the aforesaid actions by the Company's board of directors has been amended, rescinded or modified. Assuming the accuracy of the representations and warranties of the Parent and Merger Sub in Section 5.4, the action taken by the Company's board of directors constitutes approval of the Merger and the other Transactions by the Company's board of directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the other Transactions. No other state takeover, anti-takeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Merger or the other Transactions.

     Section 4.6     Vote Required. The affirmative vote of the holders of
                     -------------
greater than fifty percent of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger or adopt this Agreement and no other vote of any holders of shares of the Company's capital stock is necessary to approve any of the Transactions.

     Section 4.7     Consents and Approvals, No Violations. Except for the
                     -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Exchange Act, the HSR Act (and similar laws of foreign countries), state securities or blue sky laws, the NNM and the filing of the Certificate of Merger, none of the execution or delivery by the Company of, or performance by the Company of its obligations under, this Agreement, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation, the bylaws or similar organizational documents of the Company or any Company Subsidiary, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any Company Agreement or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their properties or assets, excluding from the foregoing clauses (b) and (c) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 4.7 of the Company Disclosure Letter sets forth all consents, waivers and approvals under any of the Company's or any Company Subsidiary's agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated by this Agreement, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to the Company, the Parent or the Surviving Corporation as a result of the Merger.

     Section 4.8       Reports and Financial Statements.
                       --------------------------------

     (a) The Company has timely filed the Company SEC Documents with the SEC. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date of this Agreement, the Company SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act, the rules and regulations of the SEC applicable to such Company SEC Documents. No Company Subsidiary is required to file any forms, reports or other documents with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

     (b) The Company Audited Financial Statements and the Company Unaudited Interim Financial Statements complied, as of their respective dates, with applicable accounting requirements and rules and regulations of the SEC. The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of the Company Unaudited Interim Financial Statements and the Company Unaudited Annual Financial Statements, to normal year-end adjustments and, with respect to the Company Unaudited Interim Financial Statements, the absence of certain notes) and fairly present in all material respects (i) the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and (ii) the consolidated results of operations, changes in stockholders' equity and cash flows of the Company and the Company Subsidiaries for the periods presented therein.

     Section 4.9       No Undisclosed Liabilities. Except (a) as disclosed in
                       --------------------------
the Company Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that, (i) would be required to be reflected in the Company's financial statements, and (ii) individually or in the aggregate, have had, or would reasonably be expected to have, a Company Material Adverse Effect.

     Section 4.10     Absence of Certain Changes. Since the Balance Sheet Date,
                      --------------------------
except as disclosed in the Company SEC Documents, (a) the Company and each Company Subsidiary has conducted its respective business only in the ordinary course consistent with past practice, (b) there have not occurred any events or changes in or developments having, or which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and
(c) the Company has not taken, resolved to take or committed to take any action which would have been prohibited under Section 6.1 if such section applied to the period between the Balance Sheet Date and the date of this Agreement.

     Section 4.11     Litigation. There is no action, suit, inquiry,
                      ----------
arbitration, proceeding or investigation of any nature pending or, to the knowledge of the Company, threatened against the Company, any Company Subsidiary, their respective properties or assets or, to the knowledge of the Company, any of their respective officers or directors, in their respective capacities as such which would reasonably be expected to have a Company Material Adverse Effect. There is no action, suit, inquiry, arbitration proceeding or investigation by or before any Governmental Entity pending or, to the knowledge of the Company, threatened, against or involving the Company or any Company Subsidiary or any of their respective properties (a) that questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or any Company Subsidiary pursuant to this Agreement or in connection with the Transactions, or (b) that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any judgment, order or decree specifically naming the Company or any Company Subsidiary which is reasonably likely to have an adverse effect on its or the Surviving Corporation's business or on its or the Surviving Corporation's properties or assets in any material respect.

     Section 4.12     Employee Benefit Plans.
                      ----------------------

     (a) Section 4.12(a) of the Company Disclosure Letter lists each Company Benefit Plan.

     (b) With respect to each Company Benefit Plan, the Company has made available to the Parent a complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description and all summaries of material modifications issued since the date of the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement, (iii) the most recent annual report ((Form 5500) filed with the IRS) (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement, (v) the most recent determination letter, if any, issued by the IRS and any pending request for a determination letter and (vi) each registration statement and prospectus. Neither the Company nor any Company ERISA Affiliate nor, to the knowledge of the Company or any Company ERISA Affiliate, any other Person or entity, has any express or implied commitment, whether legally enforceable or not, to continue (for any period), modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by applicable Law.

     (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan has been administered in accordance with its terms and all applicable laws, including ERISA and the Code (including the prohibited transaction rules thereunder). All contributions required to be made under the terms of any of the Company Benefit Plans have, as of the date of this Agreement, been or will be timely made. No suit, administrative proceeding, action or other adverse proceeding or claim has been brought or threatened against or with respect to any such Company Benefit Plan (other than routine benefits claims or relating to qualified domestic relations orders (as that term is defined in Section 414(p) of the Code)) and there is no pending audit or inquiry by the IRS or United States Department of Labor with respect to any Company Benefit Plan. No event has occurred and, to the knowledge of the Company or any Company ERISA Affiliate, there exists no condition or set of circumstances that could subject the Company or any Company ERISA Affiliate to any material liability (other than for routine benefit liabilities) relating in any way to any Company Benefit Plan which would reasonably be expected to have a Company Material Adverse Effect.

     (d) Each Company Benefit Plan can be amended, discontinued or terminated at any time (including after the Effective Time) in accordance with its terms, without liability (other than (i) liability for benefits accrued prior to the Effective Time, (ii) liability for ordinary administrative expenses typically incurred in a termination event or (iii) liabilities for which sufficient assets are set aside in a trust or insurance contract to satisfy such liabilities or which are reflected on the most recent Balance Sheet included in the Company Financial Statements).

     (e) Each Company Benefit Plan and its related trust that is intended to qualify under Section 401(a) and Section 501(a), respectively, of the Code has received a favorable determination letter from the IRS as to such qualified status or an application for such a determination letter is pending or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer and, in either case, nothing has occurred that could adversely affect such qualified status.

     (f) No Company Benefit Plan is a multi-employer pension plan (as defined in Section 3(37) of ERISA) and no Company ERISA Affiliate has sponsored or contributed to or been required to contribute to any such pension plan.

     (g) With respect to each Company Benefit Plan that is subject to Title IV of ERISA or the minimum funding rules of ERISA or Section 302 or 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within thirty days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA). No material liability under Title IV of ERISA has been incurred by the Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

     (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To the Company's knowledge, the Company and each Company ERISA Affiliate is in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended.

     (i) The Company has made available to the Parent complete and correct copies of all plans, agreements, programs and policies of the Company or any Company Subsidiary with or relating to (i) severance for their respective employees or directors, and (ii) their respective employees or directors which contain "change of control" or similar provisions. Except as set forth on
Section 4.12(i) of the Company Disclosure Letter, the consummation of the Transactions will not, alone or in conjunction with any other possible event (including termination of employment), (x) entitle any current or former employee or other service provider of the Company or any Company Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or
(y) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider, alone or in conjunction with any other possible event (including termination of employment).

     Section 4.13  Tax Matters.
                   -----------

     (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary, and any affiliated, consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any Company Subsidiary is or has been a member, have (i) properly completed and filed all Tax Returns that were required to be filed by them through the date of this Agreement and all such Tax Returns are true, correct and complete in all material respects and (ii) have duly paid or caused to be duly paid in full all Taxes reflected on such Tax Returns or subsequently assessed by any Governmental Entity responsible for the imposition of any Tax with respect to such Tax Returns. Since the Balance Sheet Date, the Company and the Company Subsidiaries have not incurred any liability for any Taxes other than in the ordinary course of business. Neither the Company nor any Company Subsidiary has received notice of any claim made by a Taxing authority in a jurisdiction where the Company or any Company Subsidiary, as the case may be, does not file Tax Returns, that the Company or any Company Subsidiary is or may be subject to Taxation by that jurisdiction.

     (b) There is (i) no material lien for Taxes against the property or assets of the Company or any Company Subsidiary, other than liens for Taxes not yet due and payable, (ii) no audit, administrative proceeding or court proceeding with respect to Taxes or Tax Returns of the Company or any Company Subsidiary that is being conducted or with respect to which the Company or Company Subsidiary has been notified that such audit or proceeding is pending and no deficiency or claim for Taxes that is being asserted by any Governmental Entity responsible for the imposition of any Tax against the Company or any Company Subsidiary;
(iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by the Company or any Company Subsidiary and is currently in effect, and (iv) no agreement, contract or arrangement to which the Company or any Company Subsidiary is a party, based upon the value of the Stock Consideration as of the date hereof, may result in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code.

     (c) Neither the Company nor any Company Subsidiary has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Company Subsidiary.

     (d) Neither the Company nor any Company Subsidiary is a party to any Tax sharing, Tax indemnity or other agreement or arrangement with any entity not consolidated in the Financial Statements most recently filed by the Company with the SEC or has any liability or potential liability to another party under any such agreement, and neither the Company nor any Company Subsidiary has any liability or potential liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     (e) The Company and each Company Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (f) Neither the Company nor any Company Subsidiary is or has ever been a "United States real property holding corporation" within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A) of the Code.

     Section 4.14   Environmental Laws. Except as would not, individually or in
                    ------------------
the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary are in compliance with all Environmental Laws, including, but not limited to, compliance with any permits or other governmental authorizations or the terms and conditions of such permits or authorized actions. Neither the Company nor any Company Subsidiary has received any communication or notice, whether from a Governmental Entity or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Company or any Company Subsidiary, and there is no pending or, to the Company's knowledge, threatened Environmental Claim, except where such Environmental Claim would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All permits and other governmental authorizations currently held or required to be held by the Company and any of Company Subsidiary pursuant to any Environmental Laws are identified in the
Section 4.14 of the Company Disclosure Letter. The Company has made available to the Parent all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company or any Company Subsidiary regarding environmental matters pertaining to or the environmental condition of the business of the Company or any of Company Subsidiary, or the compliance (or noncompliance) by the Company or any Company Subsidiary with any Environmental Laws. All facilities or properties presently owned, leased, used or operated by the Company or any Company Subsidiary are identified in Section 4.14 of the Company Disclosure Letter.

     Section 4.15   Intellectual Property
                    ---------------------

     (a) Section 4.15(a) of the Company Disclosure Letter contains a true and complete list of all of the patent, trademark and copyright applications and registrations filed and issued pursuant to federal, state, local and foreign laws by the Company and/or any Company Subsidiary to protect its interests in Company Intellectual Property, as well as certain other non-registered intellectual property in which the Company has an interest. To the Company's knowledge, Section 4.15(a) of the Company Disclosure Letter lists all the significant Company Intellectual Property presently used by the Company in the conduct of its business.

     (b) Company Intellectual Property consists solely of items and rights which are: (i) owned by the Company or any Company Subsidiary; (ii) in the public domain; or (iii) except as set forth in Section 4.15(b) of the Company Disclosure Letter, rightfully used by the Company or any Company Subsidiary and their successors pursuant to a valid license. The Company and Company Subsidiaries have all rights in Company Intellectual Property necessary to carry out their current and currently contemplated and reasonably foreseeable activities.

     (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, Product, work, technology or process as now used or offered or proposed for use, licensing or sale by the Company or any Company Subsidiary does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress or mask work of any Person or the patent of any Person. No claims (i) challenging the validity, effectiveness or ownership by the Company or any Company Subsidiary of any of Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any Product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by the Company or any Company Subsidiary infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the knowledge of the Company, are threatened by any Person, nor are there, to the Company's knowledge, any valid grounds for any bona fide claim of any such kind. All material registered, granted or issued trademarks, Internet domain names and copyrights held by the Company and any Company Subsidiary are enforceable and subsisting and all material registered, granted or issued patents held by the Company and any Company Subsidiary are subsisting and, to the Company's knowledge, enforceable. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of Company Intellectual Property by any third party, employee or former employee.

     (d) Except as set forth in Section 4.15(d) of the Company Disclosure Letter, there are no material royalties, fees, honoraria or other payments payable by the Company or any Company Subsidiary to any Person by reason of the ownership, development, use, license, sale or disposition of Company Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

     (e) Neither the Company nor any Company Subsidiary is in violation of any license, sublicense, agreement or instrument to which the Company or any Company Subsidiary is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Section 4.15(e) of the Company Disclosure Letter sets forth a list of all Licenses by the Company or any of Company Subsidiaries of Company Intellectual Property.

     (f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of Company Subsidiaries has observed all provisions of, and performed all of their obligations currently required to be performed under, the license agreements to which it is a party. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has taken any action that could cause, or failed to take any action, the failure of which could cause, (i) any source code, trade secret or other Company Intellectual Property to be (A) released from an escrow or otherwise made available to any person or entity other than those persons described in Section 4.15(f) of the Company Disclosure Letter or
(B) dedicated to the public or otherwise placed in the public domain or (ii) any other material adverse affect to the protection of Company Intellectual Property under trade secret, copyright, patent or other intellectual property laws.

     Section 4.16   Employment Matters.
                    ------------------

     (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary are in compliance in all respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company and each Company Subsidiary have withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees, and neither the Company nor any Company Subsidiary is liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any Company Subsidiary is liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no pending claims against the Company or any Company Subsidiary under any workers compensation plan or policy or for long-term disability. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract, and neither the Company nor any Company Subsidiary knows of any activities or proceedings of any labor union in connection with an attempt to organize any such employees. To the Company's or any Company Subsidiary's knowledge, no employees of the Company or any Company Subsidiary are in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or Company Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Company Subsidiary or to the use of trade secrets or proprietary information of others. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no employee of the Company or any Company Subsidiary has given written notice to the Company or any Company Subsidiary of an intention to terminate his or her employment with the Company or any Company Subsidiary. Except for the Employee Agreements listed pursuant to
Section 4.18(b), neither the Company nor any Company Subsidiary is a party to any severance agreements with obligations in excess of $100,000, individually.

    (b) All officers and employees of the Company and each Company Subsidiary have signed proprietary rights and confidentiality agreements in substantially the form listed on Section 4.16(b) of the Company Disclosure Letter. To the extent reasonably required by the nature of their services to the Company and each Company Subsidiary, all consultants of the Company and each Company Subsidiary have signed proprietary rights and confidentiality agreements.

    (c) Since the Company's inception, neither the Company nor any Company Subsidiary has effected (i) a plant closing as defined in the WARN Act affecting any site of employment or facility or one or more operating units within any site of employment or facility of the Company or any Company Subsidiary or (ii) a mass layoff as defined in the WARN Act affecting any site of employment or facility of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is currently engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

    Section 4.17   Compliance with Laws. Except as would not, individually or
                   --------------------
in aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of the Company Subsidiaries are in compliance with, and have not violated any applicable Law of any United States federal, state, local, or foreign Governmental Entity which affects the business, properties or assets of the Company and any Company Subsidiary, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary alleging any such violation. All licenses, permits and approvals required under such Laws are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    Section 4.18  Contracts and Commitments. Neither the Company nor any of
                  -------------------------
the  Company Subsidiaries is a party to or is bound by:

    (a) any contracts relating to the borrowing of money, the guaranty of another Person's borrowing of money, or the creation of an encumbrance or lien on the assets of the

Company or any of the Company Subsidiaries with outstanding obligations in excess of $500,000, individually, or $5 million in the aggregate;

     (b) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of the Company's board of directors or any other employee who is one of the ten most highly compensated employees, including base salary and bonuses, other than those that are terminable by the Company or any of the Company Subsidiaries on no more than thirty days notice without liability or financial obligation or benefits generally available to employees of the Company, except to the extent general principles of wrongful termination law may limit the Company's or any of the Company Subsidiaries' ability to terminate employees at will;

     (c) any agreement of indemnification or guaranty by the Company or any of the Company Subsidiaries not entered into in the ordinary course of business other than indemnification agreements between the Company or any of the Company Subsidiaries and any of its officers or directors in standard forms as filed by the Company with the SEC;

     (d) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any of the Company Subsidiaries to engage in any line of business or conduct business in any geographical area, compete with any person or granting any exclusive distribution rights or limits the use or exploitation of the Company Intellectual Property;

     (e) any agreement that expires or which the Company may not terminate more than one year after the date of this Agreement or any contract that may be renewed at the option of any person other than the Company so as to expire more than two years after the date of this Agreement, other than distribution and resale agreements entered into in the ordinary course of business consistent with past practice;

     (f) any agreement where performance in accordance with its terms will result in a loss to the Company or any Company Subsidiary of more than $300,000 during any 12 month period upon completion or performance thereof, after allowance for direct distribution expenses;

     (g) any contracts for capital expenditures in excess of $300,000, individually, or such contracts representing $3 million in the aggregate;

     (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business; or

     (i) any agreement, contract or commitment for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise for consideration in excess of $300,000, in any case, which includes all escrow and earn-out agreements with outstanding obligations.

A true and complete copy (including all material amendments) of each agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) required to be listed in Section 4.18(a) through
Section 4.18(i) of the Company Disclosure Letter (a "Company Agreement"), or a summary of each oral contract, has been made available to the Parent. Each Company Agreement is in full force and effect. No condition exists or event has occurred that, (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by the Company or a Company Subsidiary of the Company or, to the Company's knowledge, any other party thereto under, or result in a right in termination of, any Company Agreement, except as would not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in violation of, nor to the Company's knowledge, is there any valid basis for any claim of material default under or violation of, any Company Agreement or commitment or restriction to which the Company or any Company Subsidiary is a party or by which any of them or any of their assets is bound.

     Section 4.19   Customers. Since December 31, 2001, there has not been any
                    ---------
material adverse change in the business relationship of the Company or any Company Subsidiary with any customer or customers who together accounted for more than seven percent of the Company's sales (on a consolidated basis) for the year ended December 31, 2001.

     Section 4.20   Information Supplied. None of the information supplied or to
                    --------------------
be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Proxy Statement/Prospectus will, at the date it is first mailed to the Company's stockholders, and to the Parent stockholders, or at the time of the Company Stockholders' Meeting and Parent's Stockholders' Meeting to vote on this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Parent specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus and no representation or warranty is made by the Company with respect to any forward-looking information, budgets or projections which may have been supplied by the Company.

     Section 4.21   Opinion of Financial Advisor. The Company has received the
                    ----------------------------
opinion of the Company Financial Advisor dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio and Cash Merger Consideration to be received for each share of Company Common Stock pursuant to this Agreement is fair to the holders of such shares from a financial point of view.

     Section 4.22   Absence of Certain Payments. Neither the Company nor any
                    ---------------------------
Company Subsidiary nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any Company Subsidiary nor any current director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures.

    Section 4.23   Insider Interests. Except as set forth in the Company SEC
                   -----------------
Documents, no officer or director of the Company or any Company Subsidiary has any material interest in any property, real or personal, tangible or intangible, including inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any Company Subsidiary.

    Section 4.24   Brokers or Finders. Except as set forth in Section 4.24 of
                   ------------------
the Company Disclosure Letter, neither the Company nor any Company Subsidiary or their respective Affiliates has an obligation to pay any agent, broker, investment banker, financial advisor, attorney or other firm or Person any brokers', finder's or legal fee or any other commission or similar fee in connection with any of the Transactions. True and correct copies of all agreements between the Company and the Company Financial Advisor including any fee arrangements are included in Section 4.24 of the Company Disclosure Letter.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND MERGER SUB

    Except as set forth in the Parent Disclosure Letter, the Parent and Merger Sub represent and warrant to the Company that all of the statements contained in this Article 5 are true and correct. The Parent Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 5 and the disclosure in any paragraph shall qualify (a) the corresponding paragraph in this Article 5 and (b) the other paragraphs in this Article 5 only to the extent that it is clear from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

    Section 5.1    Organization; Qualification. Each of the Parent and Merger
                   ---------------------------
Sub (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as have not had and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Parent has made available to the Company complete and correct copies of its certificate of incorporation and bylaws, each as presently in effect. Merger Sub has conducted no business and has no operations other than in connection with this Agreement and the Transactions.

    Section 5.2    Capitalization.
                   --------------

    (a) The authorized capital stock of the Parent consists of 200,000,000 shares of Parent Common Stock and 5,000,000 shares of Parent Preferred Stock, 30,000 of which have been designated as Series A Junior Participating Preferred Stock. As of February 19, 2002,

(i) 90,442,748 shares of Parent Common Stock are issued and outstanding and no shares of Parent Common Stock are issued and held in the treasury of the Parent, (ii) no shares of Parent Preferred Stock are issued and outstanding and no shares of Parent Preferred Stock are issued and held in the treasury of the Parent, and (iii) 26,987,319 shares of Parent Common Stock are issued or reserved for issuance upon exercise of Parent Options under the Parent's stock option plans. Section 5.2(a) of the Parent Disclosure Letter lists, as of February 19, 2002, the aggregate number of outstanding Parent Options and shares of Parent Common Stock subject thereto, and the exercise price of such Parent Options. No Parent Option will vest upon consummation of any of the Transactions. Except as set forth above and except for the Transactions, as of the date hereof, there are no shares of capital stock of the Company authorized, issued or outstanding. All the outstanding shares of the Parent's capital stock are, and all shares of Parent Common Stock which may be issued pursuant to the exercise of outstanding Parent Options will be, when issued in accordance with the respective terms of such Parent Option, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights. All the outstanding shares of the Parent's capital stock are, and all shares of Parent Common Stock which may be issued pursuant to the exercise of outstanding Parent Options will be, when issued in accordance with the respective terms of such Parent Option or Article 3, as applicable, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights. Neither the Parent or any of its Subsidiaries has any outstanding Voting Debt.

     (b) Except as set forth in Section 5.2(b) of the Parent Disclosure Letter, there are no voting trusts or other agreements or understandings to which the Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Parent or any of its Subsidiaries.

      Section 5.3    Authorization, Validity of Agreement, Parent Action. Each
                     ---------------------------------------------------
of the Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of, and the performance by the Parent and Merger Sub of their respective obligations under, this Agreement and the consummation by each of the Parent and Merger Sub of the Transactions, have been duly authorized by each of the Parent's and Merger Sub's boards of directors and, except for obtaining the approval of the Parent's stockholders as contemplated by Section 5.5, no other corporate action on the part of the Parent or Merger Sub or their respective stockholders is necessary to authorize the execution and delivery by the Parent and Merger Sub of this Agreement or the consummation by them of the Transactions. This Agreement has been duly executed and delivered by the Parent and Merger Sub, and, assuming due and valid authorization, execution and delivery by the Company, this Agreement is a valid and binding obligation of each of the Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity).

      Section 5.4    Share Ownership. Neither the Parent nor Merger Sub
                     --------------
beneficially owns any Shares. Neither Parent nor any Parent Subsidiary (including Merger Sub) is, nor at any time during the last three years has any of them been, an "interested stockholder" of the Company within the meaning of
Section 203(c)(5) of the DGCL. Neither Parent nor any Parent Subsidiary (including Merger Sub) owns (directly or indirectly, beneficially or of record) and is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of the capital stock of the Company (other than as contemplated by this Agreement).

     Section 5.5    Vote Required. The affirmative vote of the holders of
                    -------------
greater than fifty percent of the shares of the Parent Common Stock voting on the proposal to approve this Agreement at a meeting of the Parent's stockholders, is the only vote of the holders of any class or series of the Parent's capital stock necessary to approve the Merger or adopt this Agreement and no other vote of any holders of shares of the Parent's capital stock is necessary to approve any of the Transactions.

     Section 5.6    Consents and Approvals, No Violations. Except for the
                    -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act (and similar laws of foreign countries), state securities or blue sky laws, the NNM and the filing of the Certificate of Merger, none of the execution or delivery by the Parent or Merger Sub of, or performance by the Parent or Merger Sub of its obligations under, this Agreement, the consummation by the Parent or Merger Sub of the Transactions or compliance by the Parent or Merger Sub with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws of the Parent or Merger Sub; (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity;
(c) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No action is required under the Parent Rights Plan so as to provide that (i) no Person will become an "Acquiring Person" and (ii) no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Parent Rights Plan) will occur in each case, as a result of the approval, execution and delivery of this Agreement and the Voting Agreement and the consummation of the transactions contemplated by this Agreement.

     Section 5.7    Reports and Financial Statements.
                    --------------------------------

     (a) The Parent has timely filed the Parent SEC Documents with the SEC. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date of this Agreement, the Parent SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act, the rules and regulations of the SEC applicable to such Parent SEC Documents. No Parent Subsidiary is required to file any forms, reports or other documents with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

     (b) The Parent Audited Financial Statements and the Parent Unaudited Interim Financial Statements complied, as of their respective dates, with applicable accounting requirements and rules and regulations of the SEC. The Parent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of the Parent Unaudited Interim Financial Statements and the Parent Unaudited Annual Financial Statements, to normal year-end adjustments and, with respect to the Parent Unaudited Interim Financial Statements, the absence of certain notes) and fairly present (i) the consolidated financial position of the Parent and the Parent Subsidiaries as of the dates thereof and
(ii) the consolidated results of operations, changes in stockholders' equity and cash flows of the Parent and the Parent Subsidiaries for the periods presented therein.

     (c) Except (x) as disclosed in the Parent Financial Statements and (y) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that, (i) would be required to be reflected in the Parent's financial statements, and (ii) individually or in the aggregate, have had, or would reasonably be expected to have, a Parent Material Adverse Effect.

     Section 5.8    Absence of Certain Changes. Since the Balance Sheet Date,
                    --------------------------
except as disclosed in the Parent SEC Documents, (a) the Parent has conducted its business only in the ordinary course and consistent with past practice and
(b) there have not occurred any events or changes in or developments having, or which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     Section 5.9    Litigation. There is no material action, suit or proceeding
                    ----------
of any nature pending or to the knowledge of the Parent threatened against the Parent, Merger Sub, or any Parent Subsidiary, their respective properties or any of their respective officers or directors, in their respective capacities as such which would reasonably be expected to have a Parent Material Adverse Effect. There is no material investigation pending or to the knowledge of the Parent threatened against the Parent, Merger Sub, or any Parent Subsidiary, any of their respective properties or any of their respective officers or directors by or before any Governmental Entity which would reasonably be expected to have a Parent Material Adverse Effect.

     Section 5.10   Information Supplied. None of the information supplied or to
                    --------------------
be supplied by the Parent specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Proxy Statement/Prospectus will, at the date it is first mailed to the Company's stockholders, and to the Parent stockholders to the extent necessary, or at the time of the Company Stockholders' Meeting and Parent Stockholders' Meeting to the extent necessary, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus and the Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the

Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus and no representation or warranty is made by the Parent with respect to any forward-looking information, budgets or projections which may have been supplied by Parent.

     Section 5.11    Compliance with Laws. Except as would not, individually or
                     --------------------
in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, the Parent and each of the Parent Subsidiaries are in compliance with, and have not violated any applicable Law of any United States federal, state, local, or foreign Governmental Entity which affects the business, properties or assets of the Parent and any Parent Subsidiary, and no notice, charge, claim, action or assertion has been received by the Parent or any Parent Subsidiary or has been filed, commenced or, to the knowledge of the Parent, threatened against the Parent or any Parent Subsidiary alleging any such violation. All licenses, permits and approvals required under such Laws are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     Section 5.12    Tax Matters.
                     -----------

     (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, the Parent and each Parent Subsidiary, and any affiliated, consolidated, combined, unitary or aggregate group for Tax purposes of which the Parent or any Parent Subsidiary is or has been a member, have (i) properly completed and filed all Tax Returns that were required to be filed by them through the date of this Agreement and all such Tax Returns are true, correct and complete in all material respects and (ii) have duly paid or caused to be duly paid in full all Taxes reflected on such Tax Returns or subsequently assessed by any Governmental Entity responsible for the imposition of any Tax with respect to such Tax Returns. Since the Balance Sheet Date, the Parent and the Parent Subsidiaries have not incurred any liability for any Taxes other than in the ordinary course of business. Neither the Parent nor any Parent Subsidiary has received notice of any claim made by a Taxing authority in a jurisdiction where the Parent or any Parent Subsidiary, as the case may be, does not file Tax Returns, that the Parent or any Parent Subsidiary is or may be subject to Taxation by that jurisdiction.

    (b) There is (i) no material lien for Taxes against the property or assets of the Parent or any Parent Subsidiary, other than liens for Taxes not yet due and payable, (ii) no audit, administrative proceeding or court proceeding with respect to Taxes or Tax Returns of the Parent or any Parent Subsidiary that is being conducted or with respect to which the Parent or Parent Subsidiary has been notified in writing that such audit or proceeding is pending and no deficiency or claim for Taxes that is being asserted by any Governmental Entity responsible for the imposition of any Tax against the Parent or any Parent Subsidiary; (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by the Parent or any Parent Subsidiary and is currently in effect, and (iv) no agreement, contract or arrangement to which the Parent or any Parent Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of
Section 162(m), 280G or 404 of the Code.

     (c) Neither the Parent nor any Parent Subsidiary has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Parent or any Parent Subsidiary.

     (d) Neither the Parent nor any Parent Subsidiary is a party to any Tax sharing, Tax indemnity or other agreement or arrangement with any entity not consolidated in the Financial Statements most recently filed by the Parent with the SEC or has any liability or potential liability to another party under any such agreement, and neither the Parent nor any Parent Subsidiary has any liability or potential liability for Taxes of any Person (other than the Parent or any Parent Subsidiary) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     (e) The Parent and each Parent Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (f) Neither the Parent nor any Parent Subsidiary is or has ever been a "United States real property holding corporation" within the meaning of Section 897 of the Code during the applicable period specified in Section
897(c)(1)(A)(ii) of the Code.

     Section 5.13    Environmental Laws. Except as would not, individually or in
                     ------------------
the aggregate, reasonably be expected to have a Parent Material Adverse Effect, the Parent and each Parent Subsidiary are in compliance with all Environmental Laws, including, but not limited to, compliance with any permits or other governmental authorizations or the terms and conditions of such permits or authorized actions. Neither the Parent nor any Parent Subsidiary has received any communication or notice, whether from a Governmental Entity or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Parent or any Parent Subsidiary, and there is no pending or, to the Parent's knowledge, threatened Environmental Claim, except where such Environmental Claim would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. All permits and other governmental authorizations currently held or required to be held by the Parent and any of Parent Subsidiary pursuant to any Environmental Laws are identified in the
Section 5.13 of the Parent Disclosure Letter. The Parent has made available to the Company all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Parent or any Parent Subsidiary regarding environmental matters pertaining to or the environmental condition of the business of the Parent or any of Parent Subsidiary, or the compliance (or noncompliance) by the Parent or any Parent Subsidiary with any Environmental Laws. All facilities or properties presently owned by the Parent or any Parent Subsidiary and all facilities or properties leased, used or operated by the Parent or any Parent Subsidiary which require aggregate payments of over $100,000 on an annual basis are identified in Section
5.13 of the Parent Disclosure Letter.

     Section 5.14    Intellectual Property.
                     ---------------------

     (a) Parent Intellectual Property consists solely of items and rights which are: (i) owned by the Parent or any Parent Subsidiary, (ii) in the public domain; or (iii) except as set forth in Section 5.14(a) of the Parent Disclosure Letter, rightfully used by the Parent or any Parent Subsidiary and their successors pursuant to a valid license. The Parent and Parent Subsidiaries have all rights in Parent Intellectual Property necessary to carry out their current and currently contemplated and reasonably foreseeable activities.

     (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Parent Intellectual Property, Product, work, technology or process as now used or offered or proposed for use, licensing or sale by the Parent or any Parent Subsidiary does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress or mask work of any Person or the patent of any Person. No claims (i) challenging the validity, effectiveness or ownership by the Parent or any Parent Subsidiary of any of Parent Intellectual Property, or
(ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any Product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by the Parent or any Parent Subsidiary infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the Parent's knowledge, are threatened by any Person, nor are there, to the Parent's knowledge, any valid grounds for any bona fide claim of any such kind. All material registered, granted or issued trademarks, Internet domain names and copyrights held by the Parent and any Parent Subsidiary are enforceable and subsisting and, to the Parent's knowledge, all material registered, granted or issued patents held by the Parent and any Parent Subsidiary are enforceable and subsisting. To the Parent's knowledge, there is no unauthorized use, infringement or misappropriation of any of Parent Intellectual Property by any third party, employee or former employee.

     (c) Except as set forth in Section 5.14(c) of the Parent Disclosure Letter, there are no material royalties, fees, honoraria or other payments payable by the Parent or any Parent Subsidiary to any Person by reason of the ownership, development, use, license, sale or disposition of Parent Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

     (d) Neither the Parent nor any Parent Subsidiary is in violation of any license, sublicense, agreement or instrument to which the Parent or any Parent Subsidiary is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Parent's obligations hereunder, cause the diminution, termination or forfeiture of any Parent Intellectual Property except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

     (e) Except as would not, individually or in the aggregate, reasonably be expected to ave a Parent Material Adverse Effect, the Parent and each of Parent Subsidiaries has observed all provisions of, and performed all of their obligations currently required to be performed under, the license agreements to which it is a party. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, neither the Parent nor any Parent Subsidiary has taken any action that could cause, or failed to take any action, the failure of which could cause, (i) any source code, trade secret or other Parent Intellectual Property to be (A) released from an escrow or otherwise made available to any person or entity other than those persons described in Section 5.14(e) of the Parent Disclosure Letter or (B) dedicated to the public or otherwise placed in the public domain or (ii) any other material adverse affect to the protection of Parent Intellectual Property under trade secret, copyright, patent or other intellectual property laws.

     Section 5.15   Absence of Certain Payments. Neither the Parent nor any
                    ---------------------------
Parent Subsidiary nor any director, officer, agent, employee or other Person acting on behalf of the Parent or any Parent Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Parent nor any Parent Subsidiary nor any current director, officer, agent, employee or other Person acting on behalf of the Parent or any Parent Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures.

     Section 5.16   Opinion of Financial Advisor. The Parent has received the
                    ----------------------------
opinion of JP Morgan Securities Inc. dated as of February 18, 2002, to the effect that, as of such date, the consideration to be paid in the Merger is fair, from a financial point of view to the Parent.

     Section 5.17   Brokers or Finders. Except as set forth in Section 5.17 of
                    ------------------
the Parent Disclosure Letter neither the Parent nor any Parent Subsidiary or their respective Affiliates has an obligation to pay any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finders' fee any other commission or similar fee in connection with any of the Transactions.

                                    ARTICLE 6

                                    COVENANTS

     Section 6.1    Interim Operations of the Company. The Company covenants and
                    ---------------------------------
agrees that prior to the Effective Time, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 6.1 of the Company Disclosure Letter or (iii) as agreed in writing by the Parent (which agreement shall not be unreasonably withheld), after the date hereof:

     (a) the business of the Company and of each Company Subsidiary shall be conducted only in the ordinary course and consistent with past practice, and the Company and each Company Subsidiary shall use commercially reasonable efforts to preserve its business organization intact, keep available the services of its current officers and employees and maintain its existing relations with licensors, customers, suppliers, distributors, creditors, business partners and others having business dealings with it, to the end that their respective goodwill and ongoing business shall be unimpaired at the Effective Time;

     (b) neither the Company nor any Company Subsidiary shall: (i) amend its certificate of incorporation or bylaws or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than (x) the issuance of shares of Company Common Stock reserved for issuance on the date of this Agreement pursuant to the exercise of Company Options and Purchase Rights under the Company ESPP outstanding on the date of this Agreement or (y) the issuance of up to 400,000 company options to non-executive officer employees consistent with past practices in the ordinary course of business (provided that consummation of the Merger in accordance with the terms hereof shall not result in accelerated vesting of such options), (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock, (iv) split, combine or reclassify any shares of any class or series of its capital stock, (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or enter into any instrument or security which consists of or includes a right to acquire such shares, other than share revesting arrangements entitling the Company to purchase shares from employees or consultants at their cost or (vi) adopt or implement any stockholder rights plan that does not exempt from its provisions the Transactions;

     (c) neither the Company nor any Company Subsidiary shall modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

     (d) neither the Company nor any Company Subsidiary shall (i) incur, modify or assume any long-term indebtedness for borrowed money, or except in the ordinary course of business consistent with past practice, incur or assume any short-term indebtedness for borrowed money; (ii) modify the terms of any indebtedness, other than modifications of short term debt in the ordinary course of business consistent with past practice; (iii) assume, guarantee, endorse or otherwise intentionally become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business consistent with past practice; or (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to or in wholly owned Company Subsidiaries and expense advances to employees in the ordinary course of business and consistent with past practice);

     (e) neither the Company nor any Company Subsidiary shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material asset, other than in the ordinary course of business and consistent with past practice;

     (f) except as otherwise specifically provided in this Agreement, neither the Company nor any Company Subsidiary shall (x) with respect to employees or consultants who are executive officers, directors or Affiliates of the Company
(i) make or offer to make any change in the compensation payable or to become payable to such individuals, (ii) enter into or amend any employment, severance, termination or employee benefit plan or any other agreement, contract, commitment, understanding or arrangement with such individuals, or (iii) make any change in its existing borrowing or lending arrangements for or on behalf of any such individuals pursuant to a Company Benefit Plan or otherwise, (y) other than in the ordinary course of business and consistent with past practice, with respect to employees or consultants who are not executive officers, directors or Affiliates of the Company (i) make or offer to make any change in the compensation payable or to become payable to such consultants or employees, (ii) enter into or amend any employment, severance, termination or employee benefit plan or any other agreement, contract, commitment, understanding or arrangement with such consultants or employees, or
(iii) make any change in its existing borrowing or lending arrangements for or on behalf of such consultants or employees pursuant to a Company Benefit Plan or otherwise, or (z) make any loans subsequent to the date hereof in excess of $200,000 in the aggregate, to its officers, directors or employees;

     (g) except as otherwise specifically contemplated by this Agreement or as set forth in Section 6.1(g) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary shall (x) except payments and accruals made in the ordinary course of business consistent with past practice (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate, (ii) pay, offer to pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of the Company or any Company Subsidiary of any amount relating to unused vacation days, or (iii) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing, or (y) (i) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any new pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, or (ii) pay or make any accrual or arrangement for payment of any amount in connection with any of the foregoing in (y)(i) outside of the ordinary course consistent with past practice;

     (h) neither the Company nor any Company Subsidiary shall enter into any contract or transaction involving total consideration in excess of $400,000 other than in the ordinary course of business consistent with past practice;

     (i) neither the Company nor any Company Subsidiary shall revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by a change in GAAP promulgated after the date of this Agreement;

     (j) neither the Company nor any Company Subsidiary shall settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involve more than $300,000 and does not obligate the Company to take or refrain from taking any action other than the payment of such sum or that would otherwise be material to the Company and Company Subsidiaries, considering the Company together with the Company Subsidiaries as a whole, or that relates to any matters concerning Company Intellectual Property;

     (k) neither the Company nor any Company Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

     (l) neither the Company nor any Company Subsidiary will (i) change any of the accounting methods used by it unless required by a change in GAAP promulgated after the date of this Agreement or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by a change in GAAP or change in the Code or the regulations under the Code promulgated after the date of this Agreement, enter into any closing agreement relating to any material Taxes, settle any claim or assessment relating to any material Taxes or consent to any claim or assessment relating to any material Taxes or any waiver of the statute of limitations for any such claim or assessment;

     (m) neither the Company nor any Company Subsidiary will take, or agree to commit to take, any action that would reasonably be expected to result in any of the conditions set forth in Sections 7.1 and 7.2 not being satisfied, or that would materially impair the ability of the Company, the Parent or Merger Sub to consummate the Merger in accordance with the terms thereof or materially delay such consummation; or

     (n) neither the Company nor any Company Subsidiary will enter into any agreement, contract, commitment, understanding or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 6.2  Interim Operations of the Parent. During the period from the
                  --------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Parent shall not, prior to the Effective Time or the earlier termination of this Agreement, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

     (a) adopt a plan of complete or partial liquidation, dissolution, merger or consolidation (other than any merger or consolidation in which the Parent would not become a Subsidiary of any other Person), or enter into any other transaction which would cause or would be reasonably likely to cause, a material delay in consummation of the transactions contemplated hereby;

     (b) adopt any amendments to its certificate of incorporation which would materially adversely affect the terms and provisions of the Parent Common Stock or the rights of the holders of such shares, or amend, modify or waive any provisions of the Parent Rights Plan, or take any action to redeem the Rights or render the Rights applicable to the Merger, or adversely affect the rights of the holders of Shares;

     (c) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Parent, or except in accordance with agreements existing as of the date hereof, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock; or

     (d) take, or agree in writing or otherwise to take, any of the actions described in this Section 6.2, or any other action which would cause or would be reasonably likely to cause, any of the conditions set forth in Section 7.1 or 7.3 not to be satisfied, or that would materially impair the ability of the Parent or Merger Sub to consummate the Merger in accordance with the terms thereof or materially delay such consummation.

     Section 6.3  Access; Confidentiality. The Company shall (and shall cause
                  -----------------------
each Company Subsidiary to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Parent, reasonable access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each Company Subsidiary to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as the Parent may reasonably request, provided the Parent has complied with its obligations hereunder in all material respects. Unless otherwise required by law, the Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement.

     Section 6.4  Reasonable Efforts.
                  ------------------

     (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the Parent, Merger Sub and the Company agree to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Merger and make effective the Merger and the other Transactions as promptly as practicable including, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date of this Agreement to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing. Notwithstanding the foregoing or any other covenant in this Agreement, in connection with the receipt of any necessary approvals under the HSR Act, neither the Company nor any of the Company Subsidiaries shall be entitled to divest or hold separate or otherwise take, or commit to take, any action that limits the Parent's or the Surviving Corporation's freedom of action with, or their ability to retain, the Company or any Company Subsidiary or any material portions thereof or any of the businesses, product lines, properties or assets of the Company or any Company Subsidiary, without the Parent's prior written consent (which may be withheld in the Parent's sole and absolute discretion).

     (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the other Transactions, except to the extent any such information is sensitive competitive information. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, the Company shall and shall cause the Company Subsidiaries to use reasonable best efforts to effect such transfers, amendments or modifications.

     (c) The Company and the Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and the Parent shall each request early termination of the HSR Act waiting period.

     (d) Nothing in this Agreement shall be deemed to require the Parent or any of its Subsidiaries to (x) divest or hold separate any material assets or otherwise materially restrict its conduct of business or (y) commence any litigation against any entity in order to facilitate the consummation of any of the Transactions or to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of any of the Transactions. Without limiting the foregoing, the Parent and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances required for the Merger (including through compliance with the HSR Act and any applicable foreign government reporting requirements) and to respond to any requests for information from any Governmental Entity, including any so-called "Second Request" under the HSR Act.

     Section 6.5  No Solicitation of Competing Transaction.
                  ----------------------------------------

     (a) Neither the Company nor any Affiliate of the Company shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company, each Affiliate of the Company, and their respective investment bankers, financial advisers, attorneys, accountants and other agents, not to), directly or indirectly, encourage, solicit, participate in or initiate or resume (including by way of furnishing or disclosing non-public information), or take any action designed to facilitate, any discussions, inquiries, negotiations or any other action that could be expected to lead to the making of any proposals with respect to or concerning any Competing Transaction. Nothing contained in this Section 6.5 or any other provision of this Agreement shall prohibit the Company or the Company's board of directors from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule l4e-2 under the Exchange Act, or (ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the board of directors of the Company, after consultation with outside counsel, is required under applicable law; provided, that the Company may not, except as permitted by Section 6.5(b), withdraw or modify, or propose to withdraw or modify, its position with respect this Agreement or to the

Merger or approve or recommend, or propose to approve or recommend any Competing Transaction, or enter into any agreement with respect to any Competing Transaction. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to receipt of the Company stockholder approval of the Merger and adoption of this Agreement, the Company may furnish information concerning its business, properties or assets to any corporation, partnership, Person or other entity or group pursuant to appropriate confidentiality agreements (which shall be no more permissive than the Confidentiality Agreement and shall permit the disclosure contemplated by this Section 6.5(a)), and may negotiate and participate in discussions and negotiations with such entity or group concerning a Competing Transaction if such entity or group has, on an unsolicited basis and without violation of this Section 6.5, submitted a bona fide written proposal to the board of directors of the Company relating to any such transaction which the board determines in good faith, after consultation with its outside legal and financial advisors, is or may reasonably be expected to lead to a Superior Proposal.

     The Company will promptly (and in any event within 24 hours) notify the Parent of the existence of any proposal, discussion, negotiation or inquiry of the type referred to in this Section 6.5(a) received by the Company, any Company Subsidiary or any of their respective representatives, and the Company will promptly (and in any event within 24 hours) communicate to the Parent the material terms of any proposal, discussion, negotiation or inquiry which it, any Company Subsidiary or any of their respective representatives may receive and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to the Parent any non-public information concerning the Company provided any other party which was not previously provided to the Parent.

     (b) Except as set forth in this Section 6.5(b), neither the Company's board of directors nor any committee thereof shall effect a Change in Company Recommendation. Notwithstanding the foregoing, prior to receipt of the Company stockholder approval of the Merger and adoption of this Agreement, the Company's board of directors may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Superior Proposal, or terminate this Agreement and enter into an agreement in accordance with Section 8.1(c)(ii), in each case at any time after 48 hours following the Parent's receipt of written notice from the Company advising the Parent that the board of directors of the Company has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal, and identifying the Person making such Superior Proposal. Nothing in this Agreement shall permit the Company to enter into any agreement, arrangement or understanding with any third party making or proposing to make a Competing Transaction providing for the payment of fees or reimbursement of expenses if the Parent makes a proposal in response to such Superior Proposal, other than in an agreement entered into in accordance with the preceding sentence concurrently with termination of this Agreement pursuant to Section 8.1(c)(ii).

     Section 6.6  Publicity. The initial press release with respect to the
                  ---------
execution of this Agreement shall be a joint press release reasonably acceptable to each of the Parent and the Company. Thereafter, until the Effective Time, or the date this Agreement is terminated pursuant to Article 8 (whichever occurs first), neither the Company, the Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without prior consultation with the other party, except as advised by outside counsel is required by law or by any listing agreement with a national securities exchange or trading market, in which case, prior consultation with the other party will be made to the extent reasonably practicable.

     Section 6.7  Notification of Certain Matters. Each Party shall give prompt
                  -------------------------------
notice to the other party, of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which caused or would reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies of the other party.

     Section 6.8  Directors' and Officers' Insurance and Indemnification.
                  ------------------------------------------------------

     (a) For six years after the Effective Time, the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, costs, fees and expenses, including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided, that any such settlement is effected with the written consent of the Parent or the Surviving Corporation) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent required under applicable Delaware law, the terms of the Company's certificate of incorporation, bylaws or indemnity agreements in the form filed as exhibits to Company SEC Documents, each as in effect at the date hereof; provided, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. For a period of six years following the Effective Time, the Surviving Corporation (and its successors) shall establish and maintain from and after the Effective Time provisions in its certificate of incorporation and bylaws concerning the indemnification and exoneration of the Company's former and current officers, directors, employees, and agents that are no less favorable to those persons than the provisions of the certificate of incorporation and bylaws of the Company as in effect as of the date hereof.

     (b) Prior to or concurrent with the Effective Time, the Company shall purchase a six year extension of the discovery period from the Effective Time under the Company's current directors' and officers' liability insurance policy; provided, however, that in no event shall the Company and the Surviving Corporation together be required to expend in excess of $3 million for such six year extension; provided, further, that prior to the execution of such extension Parent shall be given the opportunity to review any material enhancements to such extension as compared to the Company's current directors' and officers' liability insurance policy; and provided, further, that if the Company is unable to obtain the amount of insurance required by this sentence of this Section 6.8(b) for such aggregate premiums, the Company shall obtain as much insurance as can be obtained for aggregate premiums not in excess of $3 million. If for any reason the coverage described in the previous sentence should not be in full effect, the Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance for a period of not less than six years after the Effective Date; provided, that the Parent may substitute therefor policies of coverage and amounts containing terms no less favorable to such former directors or officers as currently in effect for directors and officers of the Parent; provided, further, that in no event shall the Parent or the Surviving Corporation be required to pay aggregate premiums under this Section 6.8(b) in excess of 150% of the premium paid by the Parent for coverage of its directors and officers in the twelve months prior to the date of this Agreement; and provided, further, that if the Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this sentence of this Section 6.8(b) for such aggregate premiums, the Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for aggregate premiums not in excess of 150% of the premium paid by the Parent for coverage of its directors and officers in the twelve months prior to the date of this Agreement.

     (c) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Company, any other indemnification arrangement, the DGCL or otherwise. The provisions of this
Section 6.8 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.8. The Surviving Corporation shall pay all expenses, including reasonable attorney's fees and costs, that may be incurred by any Indemnified Person in enforcing the indemnity contained in this Section 6.8.

     Section 6.9   State Takeover Laws. Notwithstanding any other provision in
                   -------------------
this Agreement, in no event shall the approval of the Transactions by the board of directors of the Company under section 203 of the DGCL be withdrawn, revoked or modified by the board of directors of the Company. If any state takeover statute becomes or is deemed to become applicable to the Agreement, the acquisition of Shares pursuant to the Merger or the other Transactions, the Company or the applicable Company Subsidiary shall take all action necessary to render such statute inapplicable to all of the foregoing. If under the Parent Rights Plan (i) a Person will become an "Acquiring Person" and (ii) "Share Acquisition Date" or "Distribution Date" will occur in each case, as a result of the approval, execution and delivery of this Agreement and the Voting Agreement and the consummation of the transactions contemplated by this Agreement, Parent shall take all action necessary to prevent the foregoing and render such Parent Rights Plan inapplicable to all of the foregoing.

     Section 6.10  Preparation of the Registration Statement and the Proxy
                   -------------------------------------------------------
Statement/ Prospectus; Stockholders' Meeting.
--------------------------------------------

     (a) As soon as practicable following the date of this Agreement, the Parent and the Company shall prepare the Proxy Statement/Prospectus and the Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included as a prospectus. Each of the Parent and the Company shall use reasonable best efforts to have the

Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Subject to the terms of this Agreement, the Company will use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of shares of the Parent Common Stock in the Merger and the conversion of Company Options into options to acquire Parent Common Stock, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock and Company Options as may reasonably be requested in connection with any such action. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement/Prospectus will be made by the Parent without the Company's prior consent (which shall not be unreasonably withheld) and without providing the Company the opportunity to review and comment thereon; provided that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided further that the Company, in connection with a change in the recommendation of its board of directors, or as otherwise required, may amend or supplement the Proxy Statement/Prospectus or Registration Statement (including by incorporation by reference). The Parent will advise the Company promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the share of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time, any information relating to the Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by the Parent or the Company which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and the Parent.

     (b) The Company shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly give notice of, convene and hold a meeting (the "Company Stockholders' Meeting") of its stockholders entitled to vote thereon in accordance with the DGCL for the purpose of obtaining the approval of the Company's stockholders and shall, subject to the provisions of Section 6.5(b), through its board of directors, recommend to its stockholders the adoption of this Agreement.

     (c) The Parent shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly give notice of, convene and hold a meeting (the "Parent Stockholders' Meeting") of its stockholders entitled to vote thereon in accordance with the DGCL for the purpose of obtaining the approval of the Parent's stockholders and shall, through its board of directors, recommend to its stockholders the approval of this Agreement.

     Section 6.11  Tax Treatment. Each of the Parent, the Company and their
                   -------------
respective Subsidiaries shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and to obtain the opinions of counsel referred to in Sections 7.2(e) and 7.3(e). Neither the Parent, nor the Company, nor their respective Subsidiaries, shall take any action which could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code.

     Section 6.12  Conveyance Taxes. The Company and the Parent shall cooperate
                   ----------------
in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding Taxes, transfer, recording, registration and/or other fees which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

     Section 6.13  Exemption from Liability Under Section 16(b).
                   --------------------------------------------

     (a) The board of directors of Parent, or a committee thereof consisting exclusively of Non-Employee Directors (as such term is defined for purposes of Rule 16b-3(b) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by Company Insiders of Parent Common Stock in exchange for shares of Company Common Stock pursuant to the Transactions is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.

     (b) The board of directors of the Company (or a committee thereof exclusively consisting of Non-Employee Directors) shall adopt a resolution in advance of the Effective Time that exempts the disposition of Company equity securities by Company Insiders pursuant to the Transactions from the short-swing profits liability provisions of Section 16 of the Exchange Act by reason of Rule 16b-3.

     Section 6.14  Affiliate Legends. Section 6.14 of the Company Disclosure
                   -----------------
Letter sets forth a list of those persons who are, in the Company's reasonable judgment, as of the date of this Agreement, "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act (together with Persons who after the date of this agreement become "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act, the "Rule 145 Affiliates"). Parent shall be entitled to place appropriate legends on the certificates evidencing any shares of Parent Common Stock to be received by Rule 145 Affiliates of the Company in the Merger reflecting the restrictions set forth in Rule 145 promulgated under the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock. The Company shall use commercially reasonable efforts to cause each of the Rule 145 Affiliates to enter into an affiliate agreement with Parent (the "Rule 145 Affiliate Agreements") substantially in the form set forth in Section 6.14 of the Company Disclosure Letter.

     Section 6.15  Service Credit. Following the Effective Time, the Parent will
                   --------------
give each employee of the Company who continues as an employee of the Company or the Parent after the Effective Time (a "Continuing Employee") full credit for prior service with the Company or the Company Subsidiaries for purposes of (a) eligibility and vesting under any Parent Benefit Plans, (b) determination of benefits levels under any Parent Benefit Plan or policy relating to vacation or severance and
(c) determination of "retiree" status under any Parent Benefit Plan, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such crediting would (i) result in a duplication of benefits or (ii) otherwise cause Parent or any Parent Subsidiary or any Parent Benefit Plan or trust relating thereto to accrue or pay for benefits that relate to any time period prior to the Continuing Employee's participation in the Parent Benefit Plan.

     Section 6.16  Acquisitions of Company Stock. Except as contemplated by the
                   -----------------------------
Voting Agreement, from the date of this Agreement through the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Parent will not acquire beneficial ownership of any shares of Company Common Stock or otherwise acquire the right to vote shares of Company Common Stock without the Company's prior written consent.

     Section 6.17  Parent Board of Directors. Parent shall take all necessary
                   -------------------------
action to cause Richard A. Kay to be appointed to the Board of Directors of Parent as of the Effective Time to serve until the next annual election of members of the Board of Directors of Parent. In connection with such election, Parent shall take all necessary action to include Richard A. Kay as a nominee for the Board of Directors of Parent recommended by such Board of Directors for election by the Parent's stockholders.

                                   ARTICLE 7

                                   CONDITIONS

     Section 7.1   Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------
The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, the Parent or Merger Sub, as the case may be, to the extent permitted by applicable law:

     (a) This Agreement shall have been adopted by the requisite vote of the holders of the shares of Company Common Stock in order to consummate the Merger and this Agreement shall have been approved by the requisite vote under the rules and regulations of the NNM by the stockholders of the Parent.

     (b) No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger; provided, however, that each of the parties to this Agreement shall have used commercially reasonable efforts to prevent the entry of such restraints and to appeal as promptly as possible any such restraints that may be entered.

     (c) The applicable waiting periods under the HSR Act shall have expired or been terminated.

     (d) The Registration Statement shall have become effective under the Securities Act and no stop order or proceedings seeking a stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been threatened in writing by the SEC or shall have been initiated by the SEC.

     (e) All consents of any Governmental Entity or third party, the failure of which to obtain would reasonably be expected to have a Material Adverse Effect with respect to the Surviving Corporation, shall have been obtained.

     Section 7.2  Conditions to the Parent's and Merger Sub's Obligations to
                  ----------------------------------------------------------
Effect the Merger. The obligations of the Parent and Merger Sub to consummate
-----------------
the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Parent and Merger Sub, to the extent permitted by applicable law.

     (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) as of the date of this Agreement (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and (ii) as of the Effective Time as though made on and as of the Effective Time (except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement and (z) where the failures to be true and correct (without regard to any materiality, Company Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, have not had, and are not reasonably be expected to have, a Company Material Adverse Effect).

     (b) The Company shall have complied in all material respects with its obligations under this Agreement.

     (c) The Parent shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of the Company to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

     (d) The Parent shall have received an opinion of Brobeck, Phleger & Harrison LLP, in form and substance reasonably satisfactory to the Parent, dated as of the date during which the Effective Time occurs, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of section 368(a) of the Code. In rendering such opinion, Brobeck, Phleger & Harrison LLP shall receive and may rely upon representations contained in certificates of the Company, the Parent and Merger Sub.

     (e) The holders of less than five percent of the outstanding Shares at the Effective Time shall have validly delivered to the Company a demand for appraisal rights with respect thereto, and shall not have voted in favor of the Merger or otherwise failed to perfect or effectively withdrawn or lost such rights under Section 262 of the DGCL.

      Section 7.3  Conditions to the Company's Obligations to Effect the Merger.
                   ------------------------------------------------------------
The obligations of the Company to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law.

     (a) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (i) as of the date of this Agreement (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and (ii) as of the Effective Time as though made on and as of the Effective Time (except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement and (z) where the failures to be true and correct (without regard to any materiality, Parent Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a Parent Material Adverse Effect).

     (b) Each of the Parent and Merger Sub shall have complied in all material respects with its obligations under this Agreement.

     (c) The Company shall have received an officer's certificate duly executed by the Chief Financial Officer of the Parent to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

     (d) The Company shall have received an opinion of Hale and Dorr LLP, in form and substance reasonably satisfactory to the Company, dated as of the date during which the Effective Time occurs, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of section 368(a) of the Code. In rendering such opinion, Hale and Dorr LLP shall receive and may rely upon representations contained in certificates of the Company, the Parent and Merger Sub.

     (e) The shares of Parent Common Stock issuable to the stockholders of the Company as contemplated by Article 3 shall have been approved for listing on the NNM, subject to official notice of issuance.


                                   ARTICLE 8

                                  TERMINATION

     Section 8.1  Termination. This Agreement may be terminated or abandoned at
                  -----------
any time prior to the Effective Time, whether before or after stockholder approval hereof:

     (a)  By the mutual written consent of the Parent and the Company,

     (b)  By either of the Company or the Parent:

          (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their commercially reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

          (ii) if the Merger shall not have been consummated by July 15, 2002; provided that if on such date all conditions to the consummation of the Merger and the other transactions contemplated hereby have been satisfied or are capable of being satisfied other than the expiration of any waiting period under the HSR Act, this Agreement may be terminated pursuant to this Section 8.1(b)(ii) only if the Merger shall not have been consummated by September 16, 2002, provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; or

          (iii) if at a Company Stockholders' Meeting (including any adjournments thereof) convened and held pursuant to this Agreement, the approval of this Agreement and the Merger by the Company's stockholders shall not have been obtained, provided, however, that the Company's right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to the Company if the Company has not complied with its obligations under Section 6.10(b); or

          (iv) if at a Parent Stockholders' Meeting convened and held pursuant to this Agreement, the approval of the Parent's stockholders of the issuance of shares of the Parent Common Stock hereunder shall not have been obtained, provided, however, that the Parent's right to terminate this Agreement under this Section 8.1(b)(iv) shall not be available to the Parent if the Parent has not complied with its obligations under Section 6.10(c).

     (c)  By the Company:

          (i) if the Parent or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within thirty days after the giving of written notice of such material breach by the Company to the Parent, in either case such that the conditions set forth in Section 7.3(a) or (b) would not be satisfied as of the time of such termination; or

          (ii) if (x) prior to adoption of this Agreement by the stockholders of the Company, concurrently with, or promptly after, termination pursuant to this Section 8.1(c)(ii) the Company enters into an agreement providing for or authorizes or consummates a Superior Proposal, where in the good faith judgment of the board of directors of the Company, after consultation with independent legal counsel to the Company, the failure to take such action would create a reasonable probability of a breach of the Company's board of directors' fiduciary duties to the Company and the Company's stockholders under applicable law, (y) the Company has complied with the notice provisions of Section 6.5(b), and (z) concurrently with effecting the termination pursuant to this Section 8.1(c)(ii), the Company pays the Termination Fee pursuant to Section 9.1(b)(i).

     (d)  By the Parent (on behalf of itself and Merger Sub):

          (i) if, prior to the Effective Time, the Company's board of directors shall have, whether or not permitted by this Agreement, made a Change in the Company Recommendation; or

          (ii) if prior to the Effective Time, the Company shall have reached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within thirty days after the giving of written notice by the Parent to the Company, in either case such that the conditions set forth in Section 7.2(a) or
(b) would not be satisfied as of the time of such termination.

     Section 8.2  Effect of Termination. If this Agreement is terminated, there
                  ---------------------
shall be no liability on the part of any party to this Agreement except (a) for fraud or intentional misstatement or (b) for material breach of this Agreement prior to such termination. Only Sections 6.6, 8.1 and 8.2, Article 9 and the Confidentiality Agreement shall survive the termination of this Agreement.

     Section 8.3  Method of Termination. This Agreement may be terminated only
                  ---------------------
upon receipt of notice from the party desiring to terminate this Agreement that
(a) states that it is terminating this Agreement, (b) specifies the portion of
Section 8.1 pursuant to which such termination is being effected and (c) recites that such termination has been approved by proper action of the board of directors of such party.


                                   ARTICLE 9

                                  MISCELLANEOUS

     Section 9.1  Fees and Expenses.
                  -----------------

     (a) Except as specifically provided to the contrary in this Agreement, including Section 9.1(b), all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, but each of the Parent and the Company shall pay one half of (x) the filing fee under the HSR Act and (y) the cost of printing and mailing the Proxy Statement/Prospectus and the cost of printing the Registration Statement.

     (b)  If

          (i) the Company shall terminate this Agreement pursuant to Section 8.1(c)(ii), or

          (ii) the Parent shall terminate this Agreement pursuant to Section 8.1(d)(i);

then the Company shall pay to the Parent an amount equal to the Termination Fee. The Termination Fee shall be paid by wire transfer of immediately available funds concurrently with the execution of an agreement referred to in Section 8.1(c)(ii) or within one Business Day following receipt of notice of the termination referred to in Section 9.1(b)(ii), whichever shall first occur.

          (iii) If this Agreement is terminated pursuant to Section 8.1(b)(iii) then (a) within five Business Days of receipt of an invoice, the Company shall pay to the Parent an amount equal to the actual and reasonably documented out-of-pocket fees and expenses (provided that such reimbursable out of pocket fees and expenses shall not exceed one-fifth of the Termination Fee) incurred by the Parent or Merger Sub in connection with this Agreement and the Transactions and (b) if prior to such termination there shall have been publicly announced and not withdrawn a bona fide Competing Transaction (but changing the fifteen percent amount in clauses (ii) and (iii) of the definition of Competing Transaction to fifty percent) and within twelve months of such termination of the Company shall enter into a definitive agreement implementing any Competing Transaction (but changing the fifteen percent amount in clauses (ii) and (iii) of the definition of Competing Transaction to fifty percent), the Company shall, concurrently with entering into such definitive agreement pay to the Parent the balance of the Termination Fee. The Termination Fee shall be paid by wire transfer of immediately available funds.

          (iv)    If (a) this Agreement is terminated by the Company pursuant to
Section 8.1(b)(ii), (b) the Company Stockholder Meeting shall not have been convened, (c) prior to such termination there shall have been publicly announced and not withdrawn a bona fide Competing Transaction (but changing the fifteen percent amount in clauses (ii) and (iii) of the definition of Competing Transaction to fifty percent) and (d) within twelve months of such termination the Company shall enter into a definitive agreement implementing any Competing Transaction (but changing the fifteen percent amount in clauses (ii) and (iii) of the definition of Competing Transaction to fifty percent), the Company shall, concurrently with entering into such definitive agreement pay to the Parent the Termination Fee. The Termination Fee shall be paid by wire transfer of immediately available funds.

     (c) If this Agreement is terminated pursuant to Section 8.1(b)(iv), then the Parent shall pay to the Company within five Business Days of receipt of an invoice, an amount equal to the actual and reasonably documented out-of-pocket fees and expenses (provided that such reimbursable out of pocket fees and expenses shall not exceed one-fifth of the Termination Fee) incurred by the Company in connection with this Agreement and the Transactions. Such amounts shall be paid by wire transfer of immediately available funds.

     Section 9.2  Amendment and Modification. Subject to applicable law, this
                  --------------------------
Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company, by written agreement of the parties, by action taken by their respective boards of directors at any time prior to the Closing Date with respect to any of the terms contained in this Agreement; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the consideration payable pursuant to Article 3.

     Section 9.3   Non-survival of Representations and Warranties. None of the
                   ----------------------------------------------
representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. The preceding sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 9.4   Notices. All notices and other communications hereunder shall
                   -------
be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to the Parent or Merger Sub, to:

                  Legato Systems, Inc.
                  2350 West El Camino Real
                  Mountain View, California 94040
                  Attention: President, Chief Executive Officer and General
                             Counsel
                  Telecopy No.: (650) 210-7032

                  with a copy (which shall not constitute notice) to:

                  Brobeck, Phleger & Harrison, LLP
                  One Market, Spear Street Tower
                  San Francisco, California  94105
                  Attention: John W. Larson
                  Telecopy No.: (415) 442-1010

                                       and

                  if to the Company, to:

                  OTG Software, Inc.
                  2600 Tower Oaks Blvd
                  Attention: Chairman of the Board, Chief Executive Officer and
                             General Counsel
                  Telecopy No.: (240) 747-6200

                  with a copy (which shall not constitute notice) to:

                  Hale and Dorr LLP
                  11951 Freedom Drive
                  Reston, Virginia  20190
                  Attention: David Sylvester
                             Donald L. Toker, Jr.
                  Telecopy No.: (703) 654-7100

     Section 9.5   Counterparts. This Agreement may be executed in one or more
                   ------------
counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 9.6   Entire Agreement; No Third Party Beneficiaries. This
                   ----------------------------------------------
Agreement, the Voting Agreements, and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, whether written, electronic or oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 6.7 are not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder.

     Section 9.7   Severability. Any term or provision of this Agreement that is
                   ------------
held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 9.8   Governing Law. This Agreement shall be governed by, and
                   -------------
construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to any conflict of laws rules thereof which would cause the laws of any other jurisdiction to be applied).

     Section 9.9   Enforcement. The parties agree that irreparable damage would
                   -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or the Court of Chancery of and for the County of New Castle, the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of and for the County of New Castle, the State of Delaware in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the Court of Chancery of and for the County of New Castle, the State of Delaware. EACH PARTY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND

AGREES NOT TO ASSERT ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

     Section 9.10   Extension, Waiver. At any time prior to the Effective Time,
                    -----------------
the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 9.2, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 9.11   Assignment. Neither this Agreement not any of the rights,
                    ----------
interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written content of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, each of the Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                    LEGATO SYSTEMS, INC.


                                    By /s/ David B. Wright
                                       -------------------
                                       David B. Wright
                                       Chairman, President and Chief Executive
                                       Officer


                                    ORION ACQUISITION SUB CORP.


                                    By /s/ Andrew J. Brown
                                       -------------------
                                       Andrew J. Brown
                                       President


                                    OTG SOFTWARE, INC.


                                    By /s/ Richard A. Kay
                                       ------------------
                                       Richard A. Kay
                                       Chairman, President and Chief Executive
                                       Officer